UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

AMENDMENT NO. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 CURRENT REPORT

HWH International Corp.

(Exact name of registrant as specified in its charter)

Date: January 6, 2017

Nevada	7380	37-1796912
(State or Other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

Suite 19, 8th Floor, Wisma Zelan, Jalan Tasik Permaisuri 2, Bandar Tun Razak 56100, Kuala Lumpur, Malaysia

  Issuer's telephone number: 603-5634-2383

Email: adminteam@hwhic.com

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Please send copies of all correspondence to:

V FINANCIAL GROUP, LLC

http://www.vfinancialgroup.com

780 Reservoir Avenue, #123

Cranston, RI 02910

TELEPHONE: (401) 440-9533

FAX: (401) 633-7300

Email: jeff@vfinancialgroup.com

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer |_|	Accelerated filer |_|
Non-accelerated filer |_| (Do not check if a smaller reporting company)	Smaller reporting company |X|

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)

Common Stock, $0.0001 par value	11,485,000	$0.30	$3,445,500	$399.33

(1)	The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY OUR EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

 THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

PRELIMINARY PROSPECTUS

HWH International Corp.

11,485,000 SHARES OF COMMON STOCK

$0.0001 PAR VALUE PER SHARE

Prior to this Offering, no public market has existed for the common stock of HWH International Corp. Upon completion of this Offering, we will attempt to have the shares quoted on the OTCQB operated by OTC Markets Group, Inc. There is no assurance that the Shares will ever be quoted on the OTCQB.  To be quoted on the OTCQB, a market maker must apply to make a market in our common stock.  As of the date of this Prospectus, we have not made any arrangement with any market makers to quote our shares.

In this public offering we, “HWH International Corp.” are offering 10,000,000 shares of our common stock and our selling shareholders are offering 1,485,000 shares of our common stock. We will not receive any of the proceeds from the sale of shares by the selling shareholders. The offering is being made on a self-underwritten, “best efforts” basis.  There is no minimum number of shares required to be purchased by each investor.  The shares offered by the Company will be sold on our behalf by our Chief Executive Officer, Ho Sit Chye. Mr. Ho is deemed to be an underwriter of this offering. The selling shareholders are also deemed to be underwriters of this offering. There is uncertainty that we will be able to sell any of the 10,000,000 shares being offered herein by the Company. Mr. Ho will not receive any commissions or proceeds for selling the shares on our behalf.  All of the shares being registered for sale by the Company will be sold at a fixed price of $0.30 per share for the duration of the Offering. Additionally, all of the shares offered by the selling shareholders will be sold at a fixed price of $0.30 for the duration of the Offering. Assuming all of the 10,000,000 shares being offered by the Company are sold, the Company will receive $3,000,000 in gross proceeds. Assuming 7,500,000 shares (75%) being offered by the Company are sold, the Company will receive $2,250,000 in net proceeds. Assuming 5,000,000 shares (50%) being offered by the Company are sold, the Company will receive $1,500,000 in net proceeds. Assuming 2,500,000 shares (25%) being offered by the Company are sold, the Company will receive $750,000 in net proceeds. There is no minimum amount we are required to raise from the shares being offered by the Company and any funds received will be immediately available to us.  There is no guarantee that we will sell any of the securities being offered in this offering. Additionally, there is no guarantee that this Offering will successfully raise enough funds to institute our company’s business plan.  Additionally, there is no guarantee that a public market will ever develop and you may be unable to sell your shares.

This primary offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this Prospectus, unless extended by our directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Currently, Ho Empire Limited owns 57.39% of our common stock, HWH Talent Limited owns 11.08% of our common stock and our Chief Executive Officer Ho Sit Chye owns 3.79% of our common stock. Because Ho Sit Chye also owns and controls 100% of Ho Empire Limited, and 100% of HWH Talent Limited he has the ability to control and vote on 72.26% of our common stock. Ho Empire Limited, HWH Talent Limited and Ho Sit Chye are not having any shares registered and offered for resale herein. After the consummation of this offering Ho Sit Chye will continue to have majority control of the Company’s common stock through his ownership of Ho Empire Limited, HWH Talent Limited and his personal stake in the Company.

The Company estimates the costs of this offering at approximately $35,000. All expenses incurred in this offering will be paid for by the Company. There has been no public trading market for the common stock of HWH International Corp.

The proceeds from the sale of the securities will be placed directly into the Company’s account; any investor who purchases shares will have no assurance that any monies, beside their own, will be subscribed to the prospectus. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in April 2012 and will be subject to reduced public company reporting requirements.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.  YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT.  PLEASE REFER TO ‘RISK FACTORS’ BEGINNING ON PAGE 5.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this Prospectus and the information we have referred you to. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this Prospectus. If anyone provides you with different information, you should not rely on it.

The date of this prospectus is __________________.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the Securities and Exchange Commission. We have not authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the Securities and Exchange Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

For the duration of this offering all dealers and or sellers that effect transactions in these securities, whether or not participating in this offering, are required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

This offering will terminate upon the earlier to occur of (i) 365 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 11,485,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days. At any time and for any reason we may also terminate the offering.

PROSPECTUS SUMMARY

In this Prospectus, ‘‘HWH International,’’ the “Company,’’ ‘‘we,’’ ‘‘us,’’ and ‘‘our,’’ refer to HWH International Corp., unless the context otherwise requires. Unless otherwise indicated, the term ‘‘fiscal year’’ refers to our fiscal year ending June 30th. Unless otherwise indicated, the term ‘‘common stock’’ refers to shares of the Company’s common stock.

This Prospectus, and any supplement to this Prospectus include “forward-looking statements”. To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section and the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section in this Prospectus.

This summary only highlights selected information contained in greater detail elsewhere in this Prospectus. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire Prospectus, including “Risk Factors” beginning on Page 5, and the financial statements, before making an investment decision.

The Company

HWH International Corp., a Nevada corporation (“the Company”) was incorporated under the laws of the State of Nevada on November 20, 2015.

HWH International Corp. is a marketing agency operating in Malaysia that provides online marketing services to customers in the hospitality industry. Although the Company’s current clientele are all Malaysian based businesses the Company has plans to expand its clientele to businesses in adjacent, Asian countries in the future.

The Company’s executive offices are located at Suite 19, 8th Floor, Wisma Zelan, Jalan Tasik Permaisuri 2, Bandar Tun Razak 56100, Kuala Lumpur, Malaysia.

Our activities have been limited to developing our business and financial plans.

We believe we need to raise $3,000,000 to execute our business plan over the next 12 months. The funds raised in this offering, even assuming we sell all the shares being offered, may be insufficient to carry out our intended business operations.

We will receive proceeds from the sale of 10,000,000 shares of our common stock and intend to use the proceeds from this offering to further develop our available services and grow our current level of operations. There is uncertainty that we will be able to sell any of the 10,000,000 shares being offered herein by the Company. The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at approximately $35,000.00, are being paid for by the Company. The maximum proceeds to us from this offering ($3,000,000) will satisfy our basic subsistence level, cash requirements for up to 12 months. 75% of the possible proceeds from the offering by the company ($2,250,000) will satisfy our basic, subsistence level cash requirements for up to 9 months, while 50% of the proceeds ($1,500,000) will sustain us for up to 6 months, and 25% of the proceeds ($750,000) will sustain us for up to 3 months. Our budgetary allocations may vary, however, depending upon the percentage of proceeds that we obtain from this offering. For example, we may determine that it is more beneficial to allocate funds toward securing potential financing and business opportunities in the short terms rather than to conserve funds to satisfy continuous disclosure requirements for a longer period.

We believe that if we are not able to raise additional capital within 12 months of the effective date of this registration statement, we may be adversely effected and may have to curtail operations or continue operations at a limited level that is financially suitable for the Company.

Our Offering

We have authorized capital stock consisting of 600,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”) and 200,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). We have 451,335,000 shares of Common Stock and no shares of Preferred Stock issued and outstanding. Through this offering we will register a total of 11,485,000 shares. These shares represent 10,000,000 additional shares of common stock to be issued by us and 1,485,000 shares of common stock offered by our selling stockholders. We may endeavor to sell all 10,000,000 shares of common stock after this registration becomes effective. Upon effectiveness of this Registration Statement, the selling stockholders may also sell their own shares. The price at which we, the company, offer these shares is at a fixed price of $0.30 per share for the duration of the offering. The selling stockholders will also sell shares at a fixed price of $0.30 for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. We will receive all proceeds from the sale of our common stock but we will not receive any proceeds from the selling stockholders.

*The primary offering on behalf of the company is separate from the secondary offering of the selling stockholders in that the proceeds from the shares of stock sold by the selling stockholder’s will go directly to them, not the company. The same idea applies if the company approaches or is approached by investors who then subsequently decide to invest with the company. Those proceeds would then go to the company. Whomever the investors decide to purchase the shares from will be the beneficiary of the proceeds. None of the proceeds from the selling stockholder’s will be utilized or given to the company.

*We will notify investors by filing an information statement that will be available for public viewing on the SEC Edgar Database of any such extension of the offering.

Securities being offered by the Company

10,000,000 shares of common stock, at a fixed price of $0.30 offered by us in a direct offering. Our offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus unless extended by our Board of directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Securities being offered by the Selling Stockholders	1,485,000 shares of common stock, at a fixed price of $0.30 offered by selling stockholders in a resale offering. As previously mentioned this fixed price applies at all times for the duration of the offering. The offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus, unless extended by our Board of directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Offering price per share	We and the selling shareholders will sell the shares at a fixed price per share of $0.30 for the duration of this Offering.

Number of shares of common stock outstanding before the offering of common stock	451,335,000 common shares are currently issued and outstanding.

Number of shares of common stock outstanding after the offering of common stock	461,335,000 c ommon shares will be issued and outstanding if we sell all of the shares we are offering.

The minimum number of shares to be sold in this offering	None.

Market for the common shares	There is no public market for the common shares. The price per share is $0.30.

We may not be able to meet the requirement for a public listing or quotation of our common stock. Furthermore, even if our common stock is quoted or granted listing, a market for the common shares may not develop.

The offering price for the shares will remain at $0.30 per share for the duration of the offering.

Use of Proceeds	We intend to use the gross proceeds to us for working capital, marketing and further development of our business operations.

Termination of the Offering	This offering will terminate upon the earlier to occur of (i) 365 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 11,485,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days. At any time and for any reason we may also terminate the offering.

Terms of the Offering	Our Chief Executive Officer, Ho Sit Chye will sell the 10,000,000 shares of common stock on behalf of the company, upon effectiveness of this registration statement, on a BEST EFFORTS basis.
Subscriptions:	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $35,000.
Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Currently, Ho Empire Limited owns 57.39% of our common stock, HWH Talent Limited owns 11.08% of our common stock and our Chief Executive Officer Ho Sit Chye owns 3.79% of our common stock. Because Ho Sit Chye also owns and controls 100% of Ho Empire Limited, and 100% of HWH Talent Limited he has the ability to control and vote on 72.26% of our common stock. Ho Empire Limited, HWH Talent Limited and Ho Sit Chye are not having any shares registered and offered for resale herein. After the consummation of this offering Ho Sit Chye will continue to have majority control of the Company’s common stock through his ownership of Ho Empire Limited, HWH Talent Limited and his personal stake in the Company.

You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. We are offering to sell common stock and seeking offers to common stock only in jurisdictions where offers and sales are permitted.

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount.

An investment in our common stock is highly speculative, and should only be made by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this report before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

Risks Related to Our Company and Industry

Because we operate in a highly competitive industry, our revenues or profits could be harmed if we are unable to compete effectively.

HWH International Corp is an online marketing agency for hotels in both upper-midscale and the midscale segments. The segments of the hospitality industry in which we operate are subject to intense competition. If we can not compete effectively we may not generate substantive revenue or profits which could negatively impact the value of our common stock.

Failure to keep pace with developments in technology could adversely affect our operations or competitive position.

The hospitality industry demands the use of sophisticated technology and systems for hotel management which include but are not limited to digital marketing, brand assurance, compliance, procurement, reservation systems, and the distribution of hotel resources to current and future guests. These technologies require refinements, including compliance with privacy regulations and requirements of third parties that handle electronic payments. The development and maintenance of these technologies may require significant capital. We cannot assure you that as various systems and technologies become outdated or new technology is required, we will be able to replace or introduce them as quickly as our competition or in a cost-effective and timely manner. We also cannot assure you that we will achieve the benefits we may have been anticipating from any new technology or systems that we release in the future. If we are unable to provide enhancements to our current or future systems or keep pace with rapid technological developments, our business could be adversely affected.

Failures in, material damage to, or interruptions in our information technology systems, software or websites could have a material adverse effect on our business or results of operations.

We depend heavily upon our information technology systems to work properly. For example, we own, license or otherwise contract for sophisticated technology and systems for hotel management, procurement, reservations, phone switches and the operation of our Returns program. Those systems are subject to damage or interruption from power outages, computer and telecommunications failures, computer viruses, security breaches and natural and manmade disasters. In particular, from time to time we and third parties who serve us experience cyber-attacks, attempted breaches of our or their information technology systems and networks or similar events, which could result in a loss of sensitive business or customer information, systems interruption or the disruption of our operations.

Damage or interruption to our information systems may require a significant investment to fix or replace them, and we may suffer interruptions in our operations in the interim. In addition, costs and potential problems and interruptions associated with the implementation of new or upgraded systems and technology or with maintenance or adequate support of existing systems could also disrupt or reduce the efficiency of our operations. Any material interruptions or failures in our systems, including those that may result from our failure to adequately develop, implement and maintain a robust disaster recovery plan and backup systems could severely affect our ability to conduct normal business operations and, as a result, may have a material adverse effect on our business or results of operations.

If we were to lose the services of Mr. Ho, Mr. Mustafa or Mr. Ong, we may not be able to execute our business strategy.

We currently depend on the continued services and performance of the key members of our management team, including Ho Sit Chye, our Chief Executive Officer, Mustafa Ali Merchant, our Chief Financial Officer, and Ong Ann Tin, our Chief Operating Officer. Their leadership has played an integral role in our company. The loss of our key members of our management team could disrupt our operations and have an adverse effect on our ability to grow our business. In addition, competition for senior executives and key personnel in our industry is intense, and we may be unable to retain our senior executives and key personnel or attract and retain new senior executives and key personnel in the future, in which case our business may be severely disrupted.

If we are unable to hire qualified personnel and retain or motivate key personnel, we may not be able to grow effectively.

Our future success depends on our continuing ability to identify, hire, develop, motivate and retain skilled personnel for all areas of our organization. Competition in our industry for qualified employees is very competitive. Our continued ability to compete effectively depends on our ability to attract new employees and to retain and motivate our existing employees.

If we fail to meet customer expectations we may be negatively effected.

The risk of not meeting our customer expectations may result in shift in our market share. Our customers may not be satisfied with the services we delivered, therefore there is a chance that they will choose services offered by our competitors. This may result in decreased revenue and a lower market share that we may have in the industry.

Any failure to protect our intellectual property could reduce the value of our brand and harm our business.

The recognition and reputation of our brand are integral to our success. The success of our business depends in part upon our continued ability to use our intellectual property to increase brand awareness and further develop our brand in both domestic and international markets. Our principal intellectual property rights include trademarks on our website, and the rights to our domain name www.resilientdigital.com.

From time to time, we apply to have certain trademarks registered; however, we cannot assure you that those trademarks or other intellectual property registrations will be granted or that the steps we take to use, control or protect our trademarks or other intellectual property in Malaysia and other jurisdictions will always be adequate to prevent third parties, including former employees, from copying or using the trademarks or other intellectual property without authorization or in a manner where authorization may not be required. We may also fail to obtain and maintain trademark protection for our brand in all jurisdictions. For example, in certain jurisdictions, third parties have registered or otherwise have the right to use certain trademarks that are the same as or similar to our trademarks, which could prevent us from registering trademarks and opening hotels in that jurisdiction. Third parties may also challenge our rights to certain trademarks or oppose our trademark applications. Defending against any such proceedings may be costly, and if unsuccessful, could result in the loss of important intellectual property rights. Obtaining and maintaining trademark protection for multiple brands in multiple jurisdictions is also expensive, and we may therefore elect not to apply for or to maintain certain trademarks.

We monitor the unauthorized copying or use of intellectual property. However, it is difficult to protect against every possible unauthorized use of our trademarks or other intellectual property. There may be times in the future we need to resort to litigation to enforce our intellectual property rights. Litigation of this type could be costly, force us to divert our resources, lead to counterclaims or other claims against us or otherwise harm our business or reputation. Failure to maintain, control and protect our trademarks and other intellectual property would adversely affect our business.

We derive all of our revenues from Malaysia. We may be negatively impacted by any political, regulatory, economic or other changes in Malaysia.

Our business, prospects, financial condition and results of operations may be adversely affected by social, political, regulatory and economic developments in Malaysia. Such political and economic uncertainties include, but are not limited to, the risks of war, terrorism, nationalism, nullification of contract, changes in interest rates, imposition of capital controls and methods of taxation. Negative developments in Malaysia’s socio-political environment may adversely affect our business, financial condition, results of operations and future business prospects.

Our Principal executive offices are located in Malaysia and our Company has non-U.S. resident Officers and Directors. As such, it may be difficult to pursue legal action against our Company or Directors.

Due to the fact that our Company’s executive office is located in Malaysia and our Company has non-U.S. resident Officers and Directors, the enforceability of civil liability provisions of U.S. federal securities laws against the company’s Officers and Directors, and company assets located in foreign jurisdictions, will be limited if possible at all.

There is a risk that certain countries could reject our trademark registration application.

There is a risk that some countries may reject our trademark registration. This may occur for a wide variety of reasons; however we believe the most common cause for rejection would be due to the fact there may be similar trademarks already registered in these countries. This would negatively impact our Company because we would not have the ability to trademark images which we believe represent our brand. This could subsequently negatively impact our sales if our products in certain countries are not easily identifiable with our brand name, HWH.

A decline in general economic conditions could lead to reduced consumer traffic and could negatively impact our business operations and financial condition. A decline of this nature could have a material adverse effect on our business, financial condition and results of operations.

Our operating and financial performance may be adversely affected by a variety of factors that influence the general economy. Consumer spending habits are affected by, among other things, prevailing economic conditions, levels of unemployment, salaries and wage rates, prevailing interest rates, income tax rates and policies, consumer confidence and consumer perception of economic conditions. In addition, consumer purchasing patterns may be influenced by consumers’ disposable income. In the event of an economic slowdown, consumer spending habits could be adversely affected and we could experience lower net sales than expected on a quarterly or annual basis which could have a material adverse effect on our business, financial condition and results of operations.

We expect our quarterly financial results to fluctuate.

We expect our net sales and operating results to vary significantly from quarter to quarter due to a number of factors, including changes in:

• General economic conditions;

• The demand for our services;

• Our ability to retain, grow our business and attract new clients;

• Administrative costs;

• Advertising and other marketing costs;

As a result of the variability of these and other factors, our operating results in future quarters may be below the expectations of public market analysts and investors.

Currently, Ho Empire Limited and HWH Talent Limited owns 57.39% and 11.08% of our common stock and our Chief Executive Officer Ho Sit Chye owns 3.79% of our common stock. Because Ho Sit Chye owns and controls 100% of Ho Empire Limited and HWH Talent Limited he has the ability to control and vote on 72.26% of our common stock. Neither Ho Empire Limited, HWH Talent nor Ho Sit Chye have any personal shares registered and offered for resale herein. After the consummation of this offering Ho Sit Chye will, through his ownership of Ho Empire Limited and HWH Talent and his personal stake in the Company, continue to have majority control of the Company’s common stock. As a result, he has a substantial voting power in all matters submitted to our stockholders for approval including:

• Election of our board of directors;

• Removal of any of our directors;

• Amendment of our Certificate of Incorporation or bylaws;

• Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of his ownership and position Mr. Ho Sit Chye is able to substantially influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by Mr. Ho Sit Chye could affect the market price of our common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in our company may decrease. Mr. Ho Sit Chye’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

The recently enacted JOBS Act will allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The recently enacted JOBS Act is intended to reduce the regulatory burden on “emerging growth companies”. The Company meets the definition of an “emerging growth company” and so long as it qualifies as an “emerging growth company,” it will, among other things:

-be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

-be exempt from the "say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the "say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and certain disclosure requirements of the Dodd-Frank Act relating to compensation of Chief Executive Officers;

-be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and instead provide a reduced level of disclosure concerning executive compensation; and

-be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b)(1) of the JOBS Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an “emerging growth company”, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an “emerging growth company”, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, which would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”. Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being required to provide only two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million.

Due to the fact that we are a publicly reporting company we will continue to incur significant costs in staying current with reporting requirements. Our management will be required to devote substantial time to compliance initiatives. Additionally, the lack of an internal audit group may result in material misstatements to our financial statements and ability to provide accurate financial information to our shareholders.

Our management and other personnel will need to devote a substantial amount of time to compliance initiatives to maintain reporting status. Moreover, these rules and regulations, which are necessary to remain as an SEC reporting Company, will be costly because an external third party consultant(s), attorney, or firm, may have to assist us in following the applicable rules and regulations for each filing on behalf of the company.

We currently do not have an internal audit group, and we may eventually need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge to have effective internal controls for financial reporting. Additionally, due to the fact that our officers and director have limited experience as an officer or director of a reporting company, such lack of experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders.

Moreover, if we are not able to comply with the requirements or regulations as an SEC reporting company, in any regard, we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

Our officers and director lack experience in, and with, the reporting and disclosure obligations of publicly-traded companies.

Our officers and director lack experience in, and with, the reporting and disclosure obligations of publicly-traded companies and with serving as an officer and or director of a publicly-traded company. This lack of experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders. Consequently, our operations, future earnings and ultimate financial success could suffer irreparable harm due to our officers’ and director’s ultimate lack of experience in our industry and with publicly-traded companies and their reporting requirements in general.

Risks related to the Company’s Securities

We do not intend to pay dividends on our common stock.

We have no intention to declare or pay any cash dividend on our capital stock. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future.

Our securities have no prior market and an active trading market may not develop, which may cause our common stock to trade at a discount from the initial public offering price.

Prior to this offering there has been no public market for our common stock. The initial public offering price for our common stock will be determined through negotiations between us and the representatives of the underwriters and may not be indicative of the market price of our common stock after this offering. If you purchase shares of our common stock, you may not be able to resell those shares at or above the initial public offering price. We cannot predict the extent to which investor interest in us will lead to the development of an active trading market on or otherwise or how liquid that market might become. An active public market for our common stock may not develop or be sustained after the offering. If an active public market does not develop or is not sustained, it may be difficult for you to sell your shares of common stock at a price that is attractive to you, or at all.

We may never have a public market for our common stock or may never trade on a recognized exchange. Therefore, you may be unable to liquidate your investment in our stock.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system.

In order for our shares to be quoted, a market maker must agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTCQB. In addition, it is possible that such application for quotation may not be approved and even if approved it is possible that a regular trading market will not develop or that if it did develop, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

We may, in the future, issue additional shares of our common stock, which may have a dilutive effect on our stockholders.

Our Certificate of Incorporation authorizes the issuance of 600,000,000 shares of common stock, of which 451,335,000 shares are issued and outstanding as of January 6, 2017. The future issuance of our common shares may result in substantial dilution in the percentage of our common shares held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

We may issue shares of preferred stock in the future which may adversely impact your rights as holders of our common stock.

Our Certificate of Incorporation authorizes us to issue up to 200,000,000 shares of preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. At this time we have no shares of preferred stock issued and outstanding.

Our preferred stock does not have any dividend, conversion, liquidation, or other rights or preferences, including redemption or sinking fund provisions. However, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.

Risk related to Our Offerings

Investors cannot withdraw funds once invested and will not receive a refund.

Investors do not have the right to withdraw invested funds. Subscription payments will be paid to HWH International Corp. and held in our corporate bank account if the Subscription Agreements are in good order and the Company accepts the investor’s investment. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

Our stock price may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at, or above, the initial public offering price and the price of our common stock may fluctuate significantly.

After this offering, the market price for our common stock is likely to be volatile, in part because our shares have not been traded publicly. In addition, the market price of our common stock may fluctuate significantly in response to a number of factors, most of which we cannot control, including:

  changes in general economic or market conditions or trends in our industry or the economy as a whole and, in particular, in the leisure travel environment;
  changes in key personnel;
  entry into new geographic markets;
  actions and announcements by us or our competitors or significant acquisitions, divestitures, strategic partnerships, joint ventures or capital commitments;
  fluctuations in quarterly operating results, as well as differences between our actual financial and operating results and those expected by investors;
  the public’s response to press releases or other public announcements by us or third parties, including our filings with the SEC;
  announcements relating to litigation;
  guidance, if any, that we provide to the public, any changes in this guidance or our failure to meet this guidance;
  changes in financial estimates or ratings by any securities analysts who follow our common stock, our failure to meet these estimates or failure of those analysts to initiate or maintain coverage of our common stock;
  the development and sustainability of an active trading market for our common stock;
  future sales of our common stock by our officers, directors and significant stockholders; and
  changes in accounting principles.

These and other factors may lower the market price of our common stock regardless of our actual operating performance. As a result, our common stock may trade at prices significantly below the initial public offering price.

If an active, liquid trading market for our common stock does not develop, you may not be able to sell your shares quickly or at or above the initial offering price.

There has not been a public market for our common stock. An active and liquid trading market for our common stock may not develop or be sustained following this offering. The lack of an active market may impair your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair market value of your shares. An inactive market may also impair our ability to raise capital to continue to fund operations by selling shares and may impair our ability to acquire other companies or technologies by using our shares as consideration. You may not be able to sell your shares quickly or at or above the initial offering price. The initial public offering price will be determined by negotiations with the representatives of the underwriters. This price may not be indicative of the price at which our common stock will trade after this offering, and our common stock could trade below the initial public offering price.

We may be subject to the penny stock rules which will make shares of our common stock more difficult to sell.

We may be subject now and in the future to the SEC’s “penny stock” rules if our shares of common stock sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction, the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our common stock. As long as our shares of common stock are subject to the penny stock rules, the holders of such shares of common stock may find it more difficult to sell their securities.

We are selling the shares of this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, which means that we are not going to engage the services of an underwriter to sell the shares. We intend to sell our shares through our Chief Executive Officer Ho Sit Chye, who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares of our Company’s offering, we may have to seek alternative financing to implement our business plan.

Due to the lack of a trading market for our securities you may have difficulty selling any shares you purchase in this offering.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the OTCQB. The OTCQB is a regulated quotation service that display real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCQB is not an issuer listing service, market or exchange. Although the OTCQB does not have any listing requirements per se, to be eligible for quotation on the OTCQB, issuers must remain current in their filings with the SEC or applicable regulatory authority.

If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTCQB. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCQB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale.

As of the date of this filing, there have been no discussions or understandings between the Company and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

We will incur ongoing costs and expenses for SEC reporting and compliance. Without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

The estimated cost of this registration statement is $35,000. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTCQB. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 months will be approximately $35,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTCQB.

SUMMARY OF OUR FINANCIAL INFORMATION

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section and the accompanying financial statements and related notes included elsewhere in this Prospectus.

The tables and information below are derived from our financial statements which are included herein in their entirety beginning on page F1.

CONSOLIDATED BALANCE SHEETS

	June 30, 2016	June 30, 2015
	Audited	Audited
ASSETS
CURRENT ASSETS
Accounts receivables	$35,045	$24,498
Prepaid expenses	345	-
Prepaid Income Tax	3,190	2,202
Cash and cash equivalents	223,220	13,800
Total Current Assets	261,800	40,500

NON-CURRENT ASSETS
Plant and equipment, net	16,127	19,916
Intangible assets, net	1,368	-
Total Non-Current Assets	17,495	19,916

TOTAL ASSETS	$279,295	$60,416

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Other payables and accrued liabilities	16,593	54,987
Current portion of obligation under finance lease	2,217	2,023
Amount due to a director	77,749	3,685
Total Current Liabilities	96,559	60,695
NON- CURRENT LIABILITIES
Obligation under finance lease	10,898	13,711
Total Non-Current Liabilities	10,898	13,711

TOTAL LIABILITIES	$107,457	$74,406

STOCKHOLDERS’ EQUITY
Preferred stock, $0.0001 par value; 200,000,000 shares authorized; None issued and outstanding
Common Stock, par value $0.0001; 600,000,000 shares authorized, 451,335,000 and 0 shares issued and outstanding respectively	45,134	-
Share Capital	-	26
Additional paid in capital	203,926	-
Other comprehensive income/(loss)	347	186
Accumulated incomes/(losses)	(77,569)	(14,202)
TOTAL STOCKHOLDERS’ EQUITY	$171,838	$(13,990)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$279,295	$60,416

CONSOLIDATED STATEMENTS OF OPERATIONS

	June 30, 2016	June 30, 2015
	Audited	Audited
REVENUE	$27,585	$44,437

COST OF REVENUE	(13,993)	(25,664)

GROSS PROFIT	13,592	18,773

OTHER INCOME	820	805

SELLING AND DISTRIBUTION EXPENSES	-	-

GENERAL AND ADMINISTRATIVE EXPENSES	(77,159)	(20,891)

OPERATING EXPENSES	-	-

PROFIT/(LOSS) FROM OPERATIONS	(62,747)	(1,313)

INTEREST EXPENSE	(620)	(1,423)

PROFIT/(LOSS) BEFORE INCOME TAX	(63,367)	(2,736)

INCOME TAX PROVISION	-	458

NET PROFIT/(LOSS)	$(63,367)	$(2,278)

Other comprehensive income/(loss):
- Foreign currency translation adjustment	161	186

Comprehensive income/(loss)	(63,206)	(2,092)

Net income/(loss) per share- Basic and diluted	(0.00)	(0.00)

Weighted average number of common shares outstanding – Basic and diluted	165,689,277	-

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2016	June 30, 2016
	Unaudited	Audited
ASSETS
CURRENT ASSETS
Accounts receivables	$37,648	$35,045
Prepaid expenses	141	345
Prepaid income tax	3,375	3,190
Cash and cash equivalents	225,091	223,220
Total Current Assets	266,255	261,800

NON-CURRENT ASSETS
Plant and equipment, net	15,366	16,127
Intangible assets, net	1,330	1,368
Total Non-Current Assets	16,696	17,495

TOTAL ASSETS	$282,951	$279,295

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Other payables and accrued liabilities	16,213	16,593
Current portion of obligation under finance lease	1,438	2,217
Amount due to a director	83,753	77,749
Total Current Liabilities	101,404	96,559
NON- CURRENT LIABILITIES
Obligation under finance lease	10,898	10,898
Total Non-Current Liabilities	10,898	10,898

TOTAL LIABILITIES	$112,302	$107,457

STOCKHOLDERS’ EQUITY
Preferred stock, $0.0001 par value; 200,000,000 shares authorized; None issued and outstanding
Common Stock, par value $0.0001; 600,000,000 shares authorized, 451,335,000 and 0 shares issued and outstanding respectively	45,134	45,134
Additional paid in capital	203,926	203,926
Other comprehensive income/(loss)	(56)	347
Accumulated incomes/(losses)	(78,339)	(77,569)
TOTAL STOCKHOLDERS’ EQUITY	$170,649	$171,838

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$282,951	$279,295

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(Unaudited)

	Three months ended September 30, 2016	Three months ended September 30, 2015

REVENUE	$3,499	$17,964

COST OF REVENUE	(2,551)	(7,017)

GROSS PROFIT	948	10,947

OTHER INCOME	231	488

GENERAL AND ADMINISTRATIVE EXPENSES	(2,786)	(4,427)

INCOME/(LOSS) FROM OPERATIONS	(1,607)	7,009

INTEREST EXPENSE	(236)	(94)

INCOME/(LOSS) BEFORE INCOME TAX	(1,843)	6,915

INCOME TAX PROVISION	-	-

NET INCOME/(LOSS)	$(1,843)	$6,915

Other comprehensive income/(loss):
- Foreign currency translation adjustment	71	-

Comprehensive income/(loss)	(1,772)	6,915

Net income/(loss) per share- Basic and diluted	(0.00)	(0.00)

Weighted average number of common shares outstanding – Basic and diluted	431,335,000	-

The Company is electing to not opt out of JOBS Act extended accounting transition period.  This may make its financial statements more difficult to compare to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company’s financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

Emerging Growth Company

The recently enacted JOBS Act is intended to reduce the regulatory burden on emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

·	be temporarily exempted from the internal control audit requirements Section 404(b) of the Sarbanes-Oxley Act;

·	be temporarily exempted from various existing and forthcoming executive compensation-related disclosures, for example: “say-on-pay”, “pay-for-performance”, and “CEO pay ratio”;

·	be temporarily exempted from any rules that might be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or supplemental auditor discussion and analysis reporting;

·	be temporarily exempted from having to solicit advisory say-on-pay, say-on-frequency and say-on-golden-parachute shareholder votes on executive compensation under Section 14A of the Securities Exchange Act of 1934, as amended;

·	be permitted to comply with the SEC’s detailed executive compensation disclosure requirements on the same basis as a smaller reporting company; and,

·	be permitted to adopt any new or revised accounting standards using the same timeframe as private companies (if the standard applies to private companies).

Our company will continue to be an emerging growth company until the earliest of:

·	the last day of the fiscal year during which we have annual total gross revenues of $1 billion or more;

·	the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities in an offering registered under the Securities Act;

·	the date on which we issue more than $1 billion in non-convertible debt securities during a previous three-year period; or

·	the date on which we become a large accelerated filer, which generally is a company with a public float of at least $700 million (Exchange Act Rule 12b-2).

MANAGEMENT’S DISCUSSION AND ANALYSIS

Results of Operations

For the Year ended June 30, 2016 and June 30, 2015.

For the year ended June 30, 2016 we realized revenue in the amount of $27,585, which was less than the previous year ended June 30, 2015, which was in the amount of $44,437. Similarly, our gross profits for the year ended June 30, 2016 were $13,592 while for the year ended June 30, 2015 our gross profits were $18,773. We attribute the decrease in revenue and gross profits to a loss in customers engaging our services. We believe that in order to retain and maintain more customers in the future we must increase our marketing efforts, enhance our existing services and develop new services for our clients.

Our gross profit margin for the year ended June 30, 2016 increased to 49% compared to year ended June 30, 2015 which was 42% because our cost of revenue decreased. The reason our cost of revenue decreased is because we have changed our vendor.

The increases in general and administrative expenses are a result of new company formation and preparation for listing on the OTC.

Our net loss for the year ended June 30, 2016 was $63,367 while our net income for the year ended June 30, 2015 was $2,278. We again attribute this decrease to a loss in customers engaging our services and the increase in administrative expenses resulting in less cash flow into the Company.

For the years ended June 30, 2016 and June 30, 2015 we believe our assets have undergone moderate fluctuations attributable to variances in our cash and cash equivalents. Our cash and cash equivalents for the year ended June 30, 2016 totaled $223,220, while for the year ended June 30, 2015, they totaled $13,800.

Liquidity and Capital Resources

As of June 30, 2016, we had cash and cash equivalents of $223,220. We have negative operating cash flows and our working capital has been and will continue to be significant. As a result, we depend substantially on financing activities to provide us with the liquidity and capital resources we need to meet our working capital requirements and to make capital investments in connection with ongoing operations. For the year ended June 30, 2016 we have met these requirements primarily by issuance of our common stock.

Operating Activities

For the year ended June 30, 2016, net cash used in operating activities was $109,850, compared to net cash generated of $8,210 in the prior year. The operating cash flow performance primarily reflects the increase in net loss due to an increase in general and administrative expenses for new company formation and preparation for listing on the OTC.

Investing Activities

For the year ended June 30, 2016, net cash used in investing activities was $1,520, primarily reflecting the trademarks application in China. For the year ended June 30, 2015, net cash used in investing activities was $73, primarily reflecting the purchase of plant and equipment.

Financing Activities

For the year ended June 30, 2016, net cash provided by financing activities was $319,859 sourced from advances from the director and issuance of shares.

On November 20, 2015, the company issued 100,000 shares of restricted common stock, each with a par value of $0.0001 per share, to Ho Sit Chye for initial working capital of $10.

On February 2, 2016, the company issued 17,000,000, 259,000,000 and 24,000,000 shares of restricted common stock to Ho Sit Chye, Ho Empire Limited and Dragon Venture International Limited respectively, each with a par value of $0.0001 per share, for additional working capital of $30,000.

On February 16, 2016, the Company issued 50,000,000 and 4,500,000 shares of restricted common stock to HWH Talent Limited and Dragon Venture International Limited respectively, each with a par value of $0.0001 per share, for additional working capital of $5,450.

On April 6, 2016, the Company sold shares to 9 shareholders, of whom reside in Malaysia. A total of 93,600,000 shares of restricted common stock were sold at a price of $0.001 per share. The total proceeds to the Company amounted to a total of $93,600.

On May 9, 2016, the Company sold shares to 4 shareholders, of whom reside in Malaysia. A total of 2,150,000 shares of restricted common stock were sold at a price of $0.01 per share, for additional working capital of $21,500.

On May 17, 2016, the Company sold shares to 20 shareholders of whom reside in Malaysia. A total of 985,000 shares of restricted common stock were sold at a price of $0.1 per share. The total proceeds to the Company amounted to a total of $98,500.

For the Three Months Ended September 30, 2016 and Three Months Ended September 30, 2015.

For the three months ended September 30, 2016 we realized revenue in the amount of $3,499, which was less than the previous three months ended September 30, 2015, which was in the amount of $17,964. Moreover, our gross profits for the three months ended September 30, 2016 were $948 while for the three months ended September 30, 2015 our gross profits were $10,947. We attribute the decrease in revenue and gross profits to loss in customers engaging our services. We believe that in order to retain and maintain our customers in the future we must enhance our existing services and develop new services for our clients.

Our gross profit margin for the three months ended September 30, 2016 decreased to 27% compared to three months ended September 30, 2015 which is 61% because our cost of revenue increased tremendously. The cause of our increased cost of revenue we believe was our failure to achieve economies of scale and our vendor charged us a higher price on our purchases.

We incurred a net loss of $1,843 for the three months ended September 30, 2016 while we had net income for the three months ended September 30, 2015 in the amount of $6,915. We also attribute this decrease to a loss in customers engaging our services and the higher price of our purchases.

Liquidity and Capital Resources

As of September 30, 2016, we had cash and cash equivalents of $225,091. We have negative operating cash flows and our working capital has been, and will continue to be, significant. As a result, we depend substantially on financing activities to provide us with the liquidity and capital resources we need to meet our working capital requirements and to make capital investments in connection with ongoing operations.

Operating Activities

For the three months ended September 30, 2016, net cash used in operating activities was $3,772, compared to net cash generated of $2,064 in the prior year’s three months ended September 30, 2015. The operating cash flow performance reflects the net loss due to reduction in account receivables from $12,032 to $2,603.

Financing Activities

For the three months ended September 30, 2016, the net cash provided by financing activities was $4,989 sourced from advances from the director and issuance of shares.

Capital Expenditures

The Company has no capital expenditures to date.

Credit Facilities

We do not have any credit facilities or other access to bank credit.

Contractual Obligations, Commitments and Contingencies

We currently have a lease agreement for the purchase of motor vehicle.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

Recent accounting pronouncements

FASB issues various Accounting Standards Updates relating to the treatment and recording of certain accounting transactions. On June 10, 2014, the Financial Accounting Standards Board issued Accounting Standards Update (ASU) No. 2014-10, Development Stage Entities (Topic 915) - Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation, which eliminates the concept of a development stage entity (DSE) entirely from current accounting guidance. The Company has elected adoption of this standard, which eliminates the designation of DSEs and the requirement to disclose results of operations and cash flows since inception.

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

Additional Information

From this offering we intend to raise a maximum of $3,000,000. We believe that these funds will help provide us enough capital to implement increased marketing efforts, and to develop new and innovative services that will attract more customers.

INDUSTRY OVERVIEW

This section includes market and industry data that we have developed from publicly available information; various industry publications and other published industry sources and our internal data and estimates. Although we believe the publications and reports are reliable, we have not independently verified the data. Our internal data, estimates and forecasts are based upon information obtained from trade and business organizations and other contacts in the market in which we operate and our management’s understanding of industry conditions.

As of the date of the preparation of this section, these and other independent government and trade publications cited herein are publicly available on the Internet without charge. Upon request, the Company will also provide copies of such sources cited herein.

Hospitality Industry

Hospitality plays a pivotal role in building a better working world by connecting regions through the globe across economic, investment and experiential platforms. The impact of hospitality on our global economy is significant; across the world the travel and tourism industry encompasses 266 million jobs and contributes 9.5% of gross domestic product (GDP) globally (Ernst & Young, 2014. Global hospitality insights Top thoughts for 2015.)

International tourist arrivals also surged, reaching nearly 1.14 billion in 2014 and visitor spending more than matched that growth. Visitors from emerging economies now represent a 46% share of these international arrivals (up from 38% in 2000), proving the growth and increased opportunities for travel in these new markets (World Travel & Tourism Council, 2015. Travel & Tourism Economic Impact 2015 World.) In 2015, the ASEAN region contributed a 74.4% share with 19.1 million tourists (Tourism Malaysia, 2016). It is estimated that by 2030, 187 million travelers will be visiting South East Asia and another 293 million will be visiting North East Asia (World Tourism Organization. Tourism Towards 2030 Global Overview).

The global hotel industry revenue is predicted to reach $550 billion in 2016. The industry revenue was worth $457 billion in 2011, which showcases an increase in revenue of almost $100 billion in the past five years as we move into 2016 if this prediction proves to be true.

Europe and Asia Pacific continue to be key regions for the industry at large with the highest hotel occupancy rates at over 68% respectively. Both the Middle East and Africa are the most expensive regions for hotel room rates with a $165.97 daily room rate on average. Across the industry, there are key business, technology and hotel marketing trends that are set to take root and impact the industry as a whole in 2016 (Killarney Hotels, 2015. The Global Hotel Industry and Trends for 2016).

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

DESCRIPTION OF BUSINESS

Corporate History

HWH International Corp., a Nevada corporation (“the Company”) was incorporated under the laws of the State of Nevada on November 20, 2015.

On November 20, 2015, Mr. Ho Sit Chye was appointed as President, Secretary, Treasurer and a member of our Board of directors. Additionally, on November 20, 2015, the Company issued 100,000 shares of restricted common stock, each with a par value of $0.0001 per share, to Mr. Ho for initial working capital of $10.

On February 2, 2016, the company issued 17,000,000, 259,000,000 and 24,000,000 shares of restricted common stock to Ho Sit Chye, Ho Empire Limited and Dragon Venture International Limited respectively, each with a par value of $0.0001 per share, for additional working capital of $30,000.

On February 16, 2016, the Company issued 50,000,000 and 4,500,000 shares of restricted common stock to HWH Talent Limited and Dragon Venture International Limited respectively, each with a par value of $0.0001 per share, for additional working capital of $5,450.

On March 2, 2016, the Company acquired HWH Limited, a company that owns HWH Investment Limited and Resilient Digital Sdn Bhd.

On April 1, 2016, Mr. Ho Sit Chye was appointed as Chief Executive Officer, Ng Chei How was appointed as Chief Financial Officer and Ong Ann Tin was appointed as Chief Operating Officer.

On April 6, 2016, the Company sold shares to 9 shareholders, of whom reside in Malaysia. A total of 93,600,000 shares of restricted common stock were sold at a price of $0.001 per share. The total proceeds to the Company amounted to a total of $93,600.

On May 9, 2016, the Company sold shares to 4 shareholders, of whom reside in Malaysia. A total of 2,150,000 shares of restricted common stock were sold at a price of $0.01 per share. The total proceeds to the Company amounted to a total of $21,500.

On May 17, 2016, the Company issued sold shares to 20 shareholders of whom reside in Malaysia. A total of 985,500 shares of restricted common stock were sold at a price of $0.1 per share. The total proceeds to the Company amounted to a total of $98,500.

In regards to all of the above transactions we claim an exemption from registration afforded by Section 4(2) and/or Regulation S of the Securities Act of 1933, as amended ("Regulation S") for the above sales of the stock since the sales of the stock were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

On December 13, 2016 Ng Chei How resigned from the position of Chief Financial Officer of the Company.

On December 13, 2016 Mustafa Ali Merchant was appointed to the position of Chief Financial Officer of the Company.

Business Information

HWH International Corp operates entirely through its wholly owned subsidiary, HWH Limited, an Anguilla Company. It should be noted that our wholly owned subsidiary, HWH Limited owns 100% of HWH Investment Limited, a Hong Kong Company, which owns 100% of Resilient Digital Sdn Bhd, the operating Malaysia Company which is described below. All of the previous entities share the same exact business plan.

Note: The purpose of setting up a Hong Kong company is because we plan expand our business into China, and Hong Kong is a gateway to China. If we have sufficient capital, we may start our business in Hong Kong. Moreover, we would like to protect our company's Intellectual Property in China before entering the China market, therefore we applied for our trademark first by using our Hong Kong company. The purpose of the Malaysia company is because current business operation are in Malaysia.

HWH is a company dedicated to forming the link between dedicated hospitality and exceptional business strategy. We are an online marketing agency specializing in providing efficient and effective online marketing services which range from our online booking engine to new media marketing. Our mission is to drive our clients’ online brand presence to meet their diverse and developing target market expectations. We seek to achieve this by utilizing several distinct methods, which shall be described in greater detail below, in order to assist our client’s hotels achieve a highly effective distribution channel to increase their online bookings. At this time we operate exclusively online through our website: http://www.resilientdigital.com/.

Aside from our services revolving around building a strong and successful online brand presence for our clients, the Company provides an all-around solution to build a new website, maintain it and implement proprietary features.

As depicted above, our Complete All-In-One Solutions include an array of management, support, marketing, and development, so our clients can feel assured that our comprehensive services will help them achieve their desired results. Firstly, we will help our clients in website design and development by providing a professional, personal and informative website tailor made per their unique and varied specifications and needs. Secondly, our local SEO (Search Engine Optimization) marketing will help put our clients’ hotel websites on the search engine map using high-quality on-page content to off-page local business SEO strategies and optimize all the key aspects of the website. This includes off-page marketing efforts to optimize the client’s website and all its targeted pages. Additionally, our team of Pay-per-click (PPC) campaign management experts will make certain our clients’ hotel sites achieve as much visibility as possible by using the necessary keywords.

For the marketing segment of our Complete All-In-One Solutions, we will maintain our client’s social media page and keep the public informed about the latest announcements regarding events, festivals and promotions. Also, we will ensure that our client hotel’s email marketing content engages guests with high quality and eye catching content. Furthermore, communication with Online Travel Agency (OTA) will be handled by our team. We will also install the Online Reputation Management System for our client to assist with managing their hotel’s reputation and we will also install the Customer Support System for our client, thereby improving their customer support efficiency. Last but not least, we will provide data analysis and hotel keyword analysis.

I. Web Design & Development

Our company goes above and beyond to ensure that our clients’ site is aesthetically pleasing to the eye. First impressions are imperative, and as such our team of designers will provide our clients with a site that is professional, personal and informative. We customize every website for every client in order to ensure that their hotel’s needs are addressed on a case by case basis. We also take into account our client’s budget and may suggest additional features which may be appropriate for some clients. This could include, but is not limited to, custom web design, custom interface design and customized template designs. We will also monitor the click patterns of users who visit the clients’ site to identify what draws a user to click and what does not. With this data in hand we strive to ensure that any changes made to the clients’ site are conducted in the interest of improving their site based upon reliable data. Through our customized offerings and proven methods we aim to give each of our clients a user-friendly experience while working on their site, and ultimately assist each client in increasing profitability for their own business.

II. Search Engine Optimization (SEO)

Our Organic SEO provides an in-depth assessment of what each of our clients’ websites need and, based upon our individual research in each and every case, we believe should have. This will help determine and efficiently rank our clients’ website when individuals using search programs look up certain key words that pertain directly to each clients’ hotel and business. As internet usage has increased on a global scale over the years, a company’s website is now often is the primary and first experience a user will have with a company. First impressions, whether in business or anywhere else, are of the utmost importance, and with our assistance we hope to make the first impression a viewer has with our clients’ website a positive and memorable one. This includes off-page marketing efforts to optimize every client’s website and all its targeted pages.

We also advise our clients and help them to understand the importance of achieving the most noticeable listing possible in the search results pages. Due to the dynamic information provided by optimized listings, the site will almost invariably receive more clicks at an exponential rate. We will provide up-to-date traffic information and search results rankings as part of our all-encompassing PDF reports to help our clients see how their website has been performing.

Visibility is paramount to a hotel, not only in the physical sense but also in the digital sense. The digital landscape is becoming increasingly important to businesses and this is particularly true for hotels. Local SEO Marketing can put a hotel’s site higher on the search engine map, making it easier for customers in their area to find their hotel, by using high-quality on-page content to off-page local business SEO strategies.

III. Search Engine Marketing (SEM)

Our SEM package includes assisting our clients to set up a Google AdWords account on behalf of their hotel for an array of paid marketing campaigns designed to improve their site’s performance. Initial keyword research and budget analysis will be provided by our team to carefully maximize exposure and boost conversions. Also, our team of Pay-per-click (PPC) campaign management experts will make certain our clients’ hotel sites achieve as much visibility as possible by using the necessary keywords while also ensuring that expenses are kept at a reasonable cost. Using the latest technology and tools in the market we will help to closely monitor and analyze relevant data to determine trends and patterns, report on conversions and monitor our clients’ campaign performance in general to help further modify and improve upon their current PPC marketing strategy. At the end of the period we will furnish clients with comprehensive monthly reports so that they are well aware of their PPC campaigns performance.

IV. Social Media Marketing

Social Media has grown rapidly in popularity, but while Social Media tools are easily accessed and abundant, proper planning is still required. Our social media marketing program includes creating and maintaining our client hotel’s social media page but also ensuring that it remains as rewarding and informative to the client’s core target market with individualized announcements regarding events, festivals, promotions, etc. Various media like Twitter and Facebook can enhance marketing efforts by acting as a central marketing hub. Consistency is key and the same applies when we manage our clients’ social media accounts with campaigns, information and design reflecting their brand personality and current campaign messages.

V. Email Marketing

Email marketing is an integral part of any internet marketing plan and is one of the most cost-efficient methods of building a lasting relationship with guests and users. The marketing content of a hotel’s email marketing content will seek to engage guests with informative material catered specifically to interest and entice the viewer into looking into the hotel more thoroughly. It is also a great way to create back-and-forth communication between guests and our clients’ hotels. Our email marketing involves utilizing the expertise of designers, professional copywriters, email marketing experts and personal customer service representatives who will perform email blasts, create newsletters and market promotions.

VI. Online Travel Agency (OTA) management

Communication and management of the brand’s account will be handled solely by our professionals giving clients a hassle-free platform to market their services. We will centralize all travel agencies and manage the OTA portals for our clients.

VII. Online Reputation Management

We provide an effective and professional Online Reputation Management system for our clients. Our service includes building our clients’ reputation by acting as a public relations agent to ensure our clients’ brands are being treated with respect and to curve negative comments toward a more positive outlook in the online community. Negative business reviews cause detrimental effects to a company’s reputation, therefore we monitor and change Google search results through positive public relations.

VIII. Customer Support Marketing

A hotel with a strong Customer Support System can be the difference in not only the conversion of sales but also the retention of guests. Our customer support system is designed to help clients improve their customer support efficiency by providing hotel staff with the tools they need to deliver fast, effective and measurable support. Our service includes managing, organizing, streamlining our clients’ customer service and drastically improving the customer’s experience.

IX. Data Analytics Reporting

We will furnish our clients with monthly reports on the performance of their website with information ranging from traffic data to keyword searches and heat map tracking statistics. The results of a clients’ site will be measured not only by rankings but also traffic and conversions. Reports include: Monthly Website Traffic Reporting, Website Traffic Location Reporting, Website Heat Map Reporting (Eye-Tracking) and Key Phrases Searches Reporting.

X. Hotel Keyword Analysis

Our keyword research is tailored to the specific details of our clients’ hotel property, such as the brand, location, nearby attractions and events. We provide comprehensive analysis to our clients with information such as Hotel Keyword Analysis, Hotel Video Keyword Analysis, Competitor Keyword Analysis and Competitor Video Keyword Analysis.

In addition to our complete All-In-One Solutions, we offer IT solutions such as FlexSee Online Booking Engine, Property Management System (PMS) and Conversion Optimization.

FlexSee Online Booking Engine

FlexSee Booking is an IT solution small hotel owners may use to strengthen their interaction and connection with other small hotel owners. FlexSee enables small hotel owners to leverage innovation and technology to grow their hotels and compete effectively with the large hotel chains. FlexSee offers users the ability to engage in an integrated user experience, enjoy cross border promotion across our add-on marketplace, and create stronger synergy between hotels and retailers.

Property Management System

Our professional hotel Property Management System (PMS) provides memorable guest service and increases the efficiency of management’s operations. Features includes Front Desk System, Housekeeping Management, Stock Inventory System, Staff Management System, Smart Revenue & Property Yield Management, Multi Property Management, GDS & OTA Integration, Electronic Lock Integration and Accounting Integration.

Conversion Optimization

Our expert team will improve our clients’ online results by building and customizing a Conversion Optimization strategy per the specifications of our clients ranging from auditing user trends as they happen on our clients’ website to reviewing content to help ensure visitors to their website become guests. Our clients will get a full-service optimization solution including web analytics, design, copywriting, development and implementation.

Future Plans

In the future we anticipate expanding into the global market, although we do not have any distinct timeline in which we will begin conducting these plans. Additionally, when we begin these efforts, we plan to hire more employees to support our operations in different countries. We believe that hiring 3 to 4 employees will be sufficient in order to support our operations. We also plan to allocate funds to developing new product lines for market penetration, although such development will require intensive research & development and testing for overall effectiveness so we cannot accurately gauge any concrete timeline at present. Furthermore, we plan to use some of the funds generated to further develop our Property Management System and FlexSee Online Booking Engine. At this time we have yet to identify the exact costs of development, or the costs to launch our new products into the marketplace. We may also evaluate potential acquisitions in the future which we feel have some synergy with our current operations.

Employees

As of January 6, 2017 we have 2 full-time employees and 2 part-time employees. Currently, our part-time employees have the flexibility to work on our business up to 25 to 30 hours per week, but are prepared to devote more time if necessary. We do not presently have pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our Officers and/or Directors and our employees. We intend to hire more staff to assist in the development and execution of our business operations.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.30. The following table sets forth the uses of proceeds assuming the sale of 100%, 75%, 50% and 25% of the securities offered for sale by the Company. There is no assurance that we will raise the full $3,000,000 as anticipated.

Next 12 months Planned Action	If 10,000,000 shares (100%) are sold:	If 7,500,000 shares (75%) are sold:	If 5,000,000 shares (50%) are sold:	If 2,500,000 shares (25%) are sold:
Daily Operating Expenses	$255,000	$168,750	$86,500	$32,750
Potential Legal Expenses	$20,000	$20,000	$20,000	$20,000
Accounting Expenses	$15,000	$15,000	$15,000	$15,000
Payment for Ongoing Reporting Requirements	$25,000	$25,000	$25,000	$25,000
Staff Salaries	$570,000	$427,500	$285,000	$120,000
Office Rent	$48,000	$36,000	$20,000	$8,000
Office Equipment	$95,000	$71,250	$47,500	$23,750
Software Development	$565,000	$423,750	$282,500	$141,250
Cloud Server Hosting	$120,000	$90,000	$60,000	$30,000
Phone and Internet	$12,000	$9,000	$6,000	$3,000
Sales & Marketing	$300,000	$225,000	$150,000	$75,000
Marketing - Online Advertising and Telemarketing	$200,000	$150,000	$100,000	$50,000
Employee Training	$120,000	$90,000	$60,000	$30,000
Research & Development	$375,000	$281,250	$187,500	$93,750
Offering Expenses	$35,000	$35,000	$35,000	$35,000
Leasehold Improvements	$45,000	$32,500	$20,000	$7,500
Technical Support Team/ Technology Support	$200,000	$150,000	$100,000	$40,000
TOTALS	$3,000,000	$2,250,000	$1,500,000	$750,000

The above figures represent only estimated costs for the next 12 months.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by us and is based on our own assessment of our financial condition and prospects, limited offering history, and the general condition of the securities market. It does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTCQB concurrently with the filing of this prospectus. In order to be quoted on the OTCQB, a market maker must file an application on our behalf in order to make a market for our common stock.

There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DILUTION

The price of the current offering is fixed at $0.30 per share.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

The following table illustrates the dilution to the purchasers of the common stock in this offering :

	(25% of the shares are sold in the offering)	(50% of the shares are sold in the offering	(100% of shares are sold in the offering)
Offering Price Per Share	$0.30	$0.30	$0.30
Book Value Per Share Before the Offering	$0.000	$0.000	$0.000
Book Value Per Share After the Offering	$0.002	$0.004	$0.007
Net Increase to Original Shareholder	$0.001	$0.003	$0.006
Decrease in Investment to New Shareholders	$0.298	$0.296	$0.293
Dilution to New Shareholders (%)	99.33%	98.67%	97.67%

Net Value Calculation

If 100% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$169,319
Net proceeds from this offering	3,000,000
$3,169,319
Denominator:
Shares of common stock outstanding prior to this offering	451,335,000
Shares of common stock to be sold in this offering (100%)	10,000,000
461,335,000

Net Value Calculation

If 50% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$169,319
Net proceeds from this offering	1,500,000
$1,669,319
Denominator:
Shares of common stock outstanding prior to this offering	451,335,000
Shares of common stock to be sold in this offering (50%)	5,000,000
456,335,000

Net Value Calculation

If 25% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$169,319
Net proceeds from this offering	750,000
$919,319
Denominator:
Shares of common stock outstanding prior to this offering	451,335,000
Shares of common stock to be sold in this offering (25%)	2,500,000
453,835,000

SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of 1,485,000 shares of our common stock.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of January 6, 2017 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of Selling Shareholder	Shares of Common stock owned prior to offering	Shares of Common stock to be sold	Shares of Common stock owned after offering (if all shares are sold)	Percent of common stock owned after offering (if all shares are sold)
Dragon Venture International Limited[1]	28,500,000	300,000	28,200,000	6.25%
Siew Pui Fun	100,000	10,000	90,000	0.02%
Hon Shil Tsuey	7,500,000	50,000	7,450,000	1.66%
Lim Ah Yee	1,000,000	20,000	980,000	0.22%
Ooi Sue Hwei	20,000,000	20,000	19,980,000	4.43%
Oh Soon Meng	5,000,000	10,000	4,990,000	1.11%
Prasad Babu A/L Ramulu	10,000,000	10,000	9,990,000	2.21%
Yap Moy Fong[2]	1,000,000	10,000	990,000	0.22%
Fatima Ismat[3]	900,000	30,000	870,000	0.19%
Lau Huey Hong	500,000	20,000	480,000	0.11%
Lim Siew Teng	250,000	10,000	240,000	0.05%
Tai Poh Kim	500,000	10,000	490,000	0.11%
Liew Mee Yoke	30,000	30,000	0	0.00%
Tai Poh Kim	50,000	50,000	0	0.00%
Ong Kang Tai	25,000	25,000	0	0.00%
Lim Pei Pei	20,000	20,000	0	0.00%
Lim Huan Sing	30,000	30,000	0	0.00%
NG Suh Yun	40,000	40,000	0	0.00%
NG Suh Yoke	40,000	40,000	0	0.00%
Kong Ka Heng	20,000	20,000	0	0.00%
Ong Ann Chee	20,000	20,000	0	0.00%
Lee Yee Kent	20,000	20,000	0	0.00%
Lim Chong Kiaw	30,000	30,000	0	0.00%
Lee Wei Leng	10,000	10,000	0	0.00%
Kong Wai Yee	10,000	10,000	0	0.00%
Kong Ka Chun	30,000	30,000	0	0.00%
Liew Thian AK	400,000	400,000	0	0.00%
Lee Kin Yip	50,000	50,000	0	0.00%
Lim Soo Hoon	10,000	10,000	0	0.00%
Hong Wooi Sze	50,000	50,000	0	0.00%
Tan Hau Ping	50,000	50,000	0	0.00%
Sum Siook Fung	50,000	50,000	0	0.00%
Totals	76,235,000	1,485,000	74,750,000	16.56%

1 Dragon Venture International Limited is 100% owned by Mr. Tan Inn Shen.

2 Yap Moy Fong is the spouse of Ho Sit Chye, our Chief Executive Officer.

3 Fatima Ismat is the wife of our Chief Financial Officer Mustafa Ali.

PLAN OF DISTRIBUTION

The Company has 451,335,000 shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering an additional 10,000,000 shares of its common stock for sale at the price of $0.30 per share.

There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, Ho Sit Chye will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Ho Sit Chye is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Ho Sit Chye will not be compensated in connection with her participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Ho is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Ho will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Ho Sit Chye will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

The Company will receive all proceeds from the sale of the 10,000,000 shares being offered on behalf of the company itself. The price per share is fixed at $0.30 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the counter, we intend to seek to have our shares of common stock quoted on the OTC Marketplace. In order to be quoted on the OTC Marketplace a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $0.30 until a market develops for the stock. The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.30 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which the Company has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

- Execute and deliver a subscription agreement; and

- Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “HWH International Corp.”. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

The selling shareholders named herein are deemed to be underwriters and must sell the securities offered pursuant to this registration statement at a fixed price for the duration of the offering. Individuals who purchase shares directly from the account of the selling shareholder(s) must execute a subscription agreement between them and the respective selling shareholder. They must also deliver a check or certified funds to the seller if the seller agrees to the sell the shares per the transaction. Each respective seller will maintain the funds paid to them as a result of the sales of their personal shares. None will be provided to the Company. The seller must provide the purchaser a physical stock certificate within ninety (90) days of the close of the offering.

DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of 600,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”) and 200,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). As of the date of this filing we have 451,335,000 shares of Common Stock and no shares of Preferred Stock issued and outstanding.

Voting Rights

Each share of stock shall entitle the holder thereof to one vote. At each meeting of the stockholders, each stockholder entitled to vote thereat may vote in person or by proxy duly appointed by an instrument in writing subscribed by such stockholder. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Any other action shall be authorized by a majority of the votes cast except where the Nevada Revised Statutes prescribes a different percentage of votes and/or a different exercise of voting power, and except as may be otherwise prescribed by the provisions of the articles of incorporation and these Bylaws. In the election of directors, and for any other action, voting need not be by ballot.

Common Stock

As of the date of this report we have 451,335,000 shares of common stock issued and outstanding.

Preferred Stock

None issued and outstanding.

Options and Warrants

None.

Convertible Notes

None.

Dividend Policy

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Transfer Agent

At this time, we do not have a transfer agent but in the near future we intend to enlist the services of one.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of common stock offered hereby will be passed upon for us by Benjamin L. Bunker Esq. of 3753 Howard Hughes Parkway, Suite 200, Las Vegas Nevada 89169.

The financial statements included in this prospectus and the registration statement have been audited by Weld Asia Associates, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

REPORTS TO SECURITIES HOLDERS

We will and will continue to make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-K for a smaller reporting company under the Securities Exchange Act. In addition, we will file Form 8-K and other proxy and information statements from time to time as required. The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

DESCRIPTION OF FACILITIES

The Company’s executive offices are located at Suite 19, 8th Floor, Wisma Zelan, Jalan Tasik Permaisuri 2, Bandar Tun Razak 56100, Kuala Lumpur, Malaysia. The office space is rented by the Company at a fee of $270 per month.

LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

PATENTS AND TRADEMARKS

We do not own any patents or trademarks however we have applied for exclusive trademark rights to our Company logo in China. The application is pending approval.

DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Biographical information regarding the officers and Directors of the Company, who will continue to serve as officers and Directors of the Company and HWH International Corp. are provided below:

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officer’s and director’s and their respective ages as of the date hereof are as follows:

Name	Age	Position
Ho Sit Chye	49	President, Chief Executive Officer, Secretary, Treasurer, Director
Mustafa Ali Merchant	32	Chief Financial Officer
Ong Ann Tin	49	Chief Operating Officer

Set forth below is a brief description of the background and business experience of our executive officers and directors.

Ho Sit Chye - President, Chief Executive Officer, Secretary, Treasurer, Director

Mr. Ho has been engaged in the real estate and hospitality industry for over 20 years. From 1998 onwards he has been involved in the real estate industry via diversified real estate investments. In 2007 he joined Apple Hotel Group as the Managing Director and was appointed as Chief Executive Officer in 2015, a position he holds to this day. His responsibilities primarily focus on building the right business partnerships globally and include making the final decisions regarding asset investments, capital markets involvement, global franchise growth, and strengthening partnerships with operating hotels. Mr. Ho is also the Managing Director of Grad Suites Sdn Bhd, where his responsibility is to oversee their hostel development and property development portfolio in the Asia region. Mr. Ho was appointed by the Malaysia Budget Hotel Association (Mybha) as Chairman in 2015. He oversees and advises Mybha on the development of hotel conferences, hotel awards and the hospitality expo.

In July 2012, Ho was awarded the Malaysia Social Media Icon Award 2012 in e-Commerce category for his contribution to social media networks market.

Mr. Ho’s experience in corporate management and business development has led the Board of directors to reach the conclusion that he should serve as President, Chief Executive Officer, Secretary, Treasurer and Director of the Company. In April 2016, Mr. Ho was appointed as the Chief Executive Officer of the Company.

Mustafa Ali Merchant- Chief Financial Officer

Mr. Mustafa completed his Bachelors in Commerce from Karachi University in 2005. In 2014 he obtained a Masters in Finance from IQRA University.

Mr. Mustafa worked as Assistant Chief Accountant in Habib Adm Ltd from 2003 to 2006. He was responsible for maintaining records of invoices, payments and transactions, preparing accounts payable, invoices and purchase orders, petty cash and payroll. From 2006 to 2014, Mr. Mustafa was the Assistant Accountant cum Finance Officer of North Star Holdings. He was in charge of preparing financial forecasts and financial data to evaluate financial forecasts as well as preparing financial statements and reporting to top management. From 2014 to Present Mr Mustafa has held the position of senior accountant at Grand Suites Sdn Bhd. His responsibilities include the preparation of the company’s financial projections and financial statements.

Mr. Mustafa’s experience in accounting and finance has led the Board of Directors to reach the conclusion that he should serve as Chief Financial Officer of the Company.

Ong Ann Tin – Chief Operating Officer

Mr. Ong graduated from Southern New Hampshire University in the United States with a Bachelor’s of Science in Hospitality Management.

From 2003 to 2004, Mr. Ong worked as the General Manager of Impiana All Suites and Spa Malaysia where he managed periodic budgets and financial plans. In his position as General Manager he was responsible for coordination with head offices on policies and KPI performance, and planned and organized sales-driven catering and accommodation services. From 2005 onwards he has acted as the Managing Director of Smart Hotels Group where he is in charge of overall business operations, internet marketing, and productivity for the entire organization.

Furthermore, Mr. Ong was a Council Member of the Kuala Lumpur City Council Tourism Board from 2010 to 2012. From 2006 onwards he has acted as the Executive Council Member of Malaysia Budget Hotel Association (MyBHA).

Mr. Ong’s experience in operations and marketing has led the Board of director to reach the conclusion that he should serve as the Chief Operating Officer of the Company. In April 2016, Mr. Ong was appointed as the Chief Operating Officer of the Company.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s Board of directors, is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants. The Board of directors, the Chief Executive Officer and the Chief Financial Officer of the Company review the Company's internal accounting controls, practices and policies.

Committees of the Board

Our Company currently does not have nominating, compensation, or audit committees or committees performing similar functions nor does our Company have a written nominating, compensation or audit committee charter. Our sole Director believes that it is not necessary to have such committees, at this time, because the Director(s) can adequately perform the functions of such committees.

Audit Committee Financial Expert

Our Board of directors has determined that we do not have a board member that qualifies as an “audit committee financial expert” as defined in Item 407(D)(5) of Regulation S-K, nor do we have a Board member that qualifies as “independent” as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the FINRA Rules.

We believe that our Director(s) are capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The Director(s) of our Company does not believe that it is necessary to have an audit committee because management believes that the Board of directors can adequately perform the functions of an audit committee. In addition, we believe that retaining an independent Director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact that we have not generated any positive cash flows from operations to date.

Involvement in Certain Legal Proceedings

Our Directors and our Executive officers have not been involved in any of the following events during the past ten years:

1.	bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his/her involvement in any type of business, securities or banking activities; or
4.	being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.
5.	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;
6.	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;
7.	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:(i) Any Federal or State securities or commodities law or regulation; or(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
8.	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Independence of Directors

We are not required to have independent members of our Board of directors, and do not anticipate having independent Directors until such time as we are required to do so.

Code of Ethics

We have not adopted a formal Code of Ethics. The Board of directors evaluated the business of the Company and the number of employees and determined that since the business is operated by a small number of persons, general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines. In the event our operations, employees and/or Directors expand in the future, we may take actions to adopt a formal Code of Ethics.

Shareholder Proposals

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The Board of directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of directors and we do not have any specific process or procedure for evaluating such nominees. The Board of directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our Board of directors may do so by directing a written request addressed to our Chief Executive Officer, at the address appearing on the first page of this Information Statement.

EXECUTIVE COMPENSATION

Summary Compensation Table:

Name and principal position (a)	Year ended June 30, 2015 & June 30 2016 (b)	Salary ($) (c)	Bonus ($) (d)	Stock Compensation ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Ho Sit Chye, Chief Executive Officer, President, Secretary, Treasurer and a member of our Board of directors	(1)	-	-	- (2)	-	-	-	-	$-

Ng Chei How, Former Chief Financial Officer	(1)	-	-	- (2)	-	-	-	-	$-

Ong Ann Tin, Chief Operating Officer	(1)	-	-	- (2)	-	-	-	-	$-

Mustafa Ali Merchant, Chief Financial Officer	(1)	-	-	- (2)	-	-	-	-	$-

(1) The above table is in relation to our last two fiscal year ends.

(2) Our Officers and Directors have not been issued any shares of stock as compensation. Rather some of them have paid for shares of stock with cash. Further information regarding this can be found on page 12.

Compensation of Directors

Compensation of Directors should be read in conjunction with the above titled “Summary Compensation Table.”

 Summary of Compensation

Stock Option Grants

We have not granted any stock options to our executive officers since our incorporation.

Employment Agreements

We do not have an employment or consulting agreement with any officers or Directors.

Compensation Discussion and Analysis

Director Compensation

Our Board of directors does not currently receive any consideration for their services as members of the Board of directors. The Board of directors reserves the right in the future to award the members of the Board of directors cash or stock based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of directors.

Executive Compensation Philosophy

Our Board of directors determines the compensation given to our executive officers in their sole determination. Our Board of directors reserves the right to pay our executive or any future executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of directors has not granted any performance base stock options to date, the Board of directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of directors may grant incentive bonuses to our executive officer and/or future executive officers in its sole discretion, if the Board of directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executive and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board of directors, which we do not currently have any immediate plans to award.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of January 6, 2017, the Company has 451,335,000 shares of common stock issued and outstanding, which number of issued and outstanding shares of common stock have been used throughout this report.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Common Stock Voting Percentage Beneficially Owned	Voting Shares of Preferred Stock	Preferred Stock Voting Percentage Beneficially Owned	Total Voting Percentage Beneficially Owned
Executive Officers and Directors
Ho Sit Chye, Chief Executive Officer, President, Secretary, Treasurer and Director	17,100,000	3.79%	none	n/a	3.79%
Ong Ann Tin, Chief Operating Officer	39,000,000	8.64%	none	n/a	8.64%
5% Shareholders *
Ho Empire Limited	259,000,000	57.39%	none	n/a	57.39%
Ng Chei How	10,000,000	2.22%	none	n/a	2.22%
Dragon Venture International Limited	28,500,000	6.31%	none	n/a	6.31%
HWH Talent Limited	50,000,000	11.08%	none	n/a	11.08%

*Ng Chei How is the Former Chief Financial Officer of the Company

* Dragon Venture International Limited is owned (100%) by Mr. Tan Inn Shen.

* Ho Empire Limited is owned (100%) by Ho Sit Chye.

* HWH Talent Limited is owned (100%) by Ho Sit Chye.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On November 20, 2015, Mr. Ho Sit Chye was appointed as President, Secretary, Treasurer and a member of our Board of directors. Additionally, on November 20, 2015, the Company issued 100,000 shares of restricted common stock, each with a par value of $0.0001 per share, to Mr. Ho for initial working capital of $10.

On February 2, 2016, the company issued 17,000,000, 259,000,000 and 24,000,000 shares of restricted common stock to Ho Sit Chye, Ho Empire Limited and Dragon Venture International Limited respectively, each with a par value of $0.0001 per share, for additional working capital of $30,000.

On February 16, 2016, the Company issued 50,000,000 and 4,500,000 shares of restricted common stock to HWH Talent Limited and Dragon Venture International Limited respectively, each with a par value of $0.0001 per share, for additional working capital of $5,450.

On April 1, 2016, Mr. Ho Sit Chye was appointed as Chief Executive Officer, Ng Chei How was appointed as Chief Financial Officer and Ong Ann Tin was appointed as Chief Operating Officer.

On April 6, 2016, the Company issued 10,000,000 and 39,000,000 shares of restricted common stock to Ng Chei How and Ong Ann Tin respectively, each at the price of $0.001 per share, for additional working capital of $49,000. Also, on April 6, 2016, the Company issued shares to 7 other shareholders of whom reside in Malaysia. A total of 44,600,000 shares of restricted common stock were sold at a price of $0.001 per share. The total proceeds to the Company amounted to a total of $44,600.

On May 9, 2016, the Company sold shares to 4 shareholders, of whom reside in Malaysia. A total of 2,150,000 shares of restricted common stock were sold at a price of $0.01 per share. The total proceeds to the Company amounted to a total of $21,500.

On May 17, 2016, the Company issued sold shares to 20 shareholders of whom reside in Malaysia. A total of 985,000 shares of restricted common stock were sold at a price of $0.1 per share. The total proceeds to the Company amounted to a total of $98,500.

In regards to all of the above transactions we claim an exemption from registration afforded by Section 4(2) and/or Regulation S of the Securities Act of 1933, as amended ("Regulation S") for the above sales of the stock since the sales of the stock were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

*The disparity in the price of the 985,000 shares of common stock sold on May 17, 2016 at $0.1 per share compared to the 450,350,000 shares we issued at $0.0001 on November 20, 2015, February 2, 2016 and February 16, 2016 at $0.0001, $0.001 on April 6, 2016 and $0.01 on May 9, 2016 is due to the fact that the Company offered shares to individuals who assisted in the development of our business plan at a lower price point. The aforementioned parties offered shares at the discounted price of $0.0001 and $0.001 as well as $0.01 assisted in development of our business plan.

On December 13, 2016 Ng Chei How resigned from the position of Chief Financial Officer of the Company.

On December 13, 2016 Mustafa Ali Merchant was appointed to the position of Chief Financial Officer of the Company.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), Director(s) and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of directors, or an appropriate committee thereof. On a moving forward basis, our Directors will continue to approve any related party transaction.

PRINCIPAL ACCOUNTING FEES AND SERVICES

Below is the aggregate amount of fees billed for professional services rendered by our principal accountants with respect to our last two fiscal years.

		For the Year Ended June 30, 2016 and 2015
Audit fees	Weld Asia Associates	$9,000
Audit related fees		-
Tax fees		-
All other fees		-
Total		$9,000

All of the professional services rendered by principal accountants for the audit of our annual financial statements that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for last two fiscal years were approved by our board of directors.

MATERIAL CHANGES

None

FINANCIAL STATEMENTS AND EXHIBITS

HWH International Corp.

FINANCIAL STATEMENTS

INDEX TO FINANCIAL STATEMENTS

Page
Audited Consolidated Financial Statements

Report of Independent Registered Public Accounting Firm	F2
Consolidated Balance Sheets as of June 30, 2016 and 2015	F3
Consolidated Statements of Operations and Comprehensive Income for the years ended June 30, 2016 and 2015	F4
Consolidated Statements of Changes in Stockholders’ Equity for the years ended June 30, 2016 and 2015	F5
Consolidated Statements of Cash Flows for the years ended June 30, 2016 and 2015	F6
Notes to the Consolidated Financial Statements	F7 - F16

- F1 -

WELD ASIA ASSOCIATES (AF2026)

(Registered with US PCAOB and Malaysia MIA)

13-8, The Boulevard Office, Mid Valley City,

Lingkaran Syed Putra, 59200 Kuala Lumpur, Malaysia.

T : (603) 2284 5126 ; (603) 2284 6126

F : (603) 2284 7126

E : info@weldaudit.com

W : www.weldaudit.com

Report of Independent Registered Public Accounting Firm

To the Board of directors and Stockholders

HWH International Corp.

We have audited the accompanying consolidated balance sheets of HWH INTERNATIONAL CORP. as of June 30, 2016 and 2015, and the related consolidated statements of operations and comprehensive income, consolidated statements of stockholders’ equity and consolidated statements of cash flows for each of the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of HWH INTERNATIONAL CORP. as of June 30, 2016 and 2015, and the consolidated results of its operations and its consolidated cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ WELD ASIA ASSOCIATES
WELD ASIA ASSOCIATES Date: October 6, 2016 Kuala Lumpur, Malaysia

- F2 -

HWH INTERNATIONAL CORP.

CONSOLIDATED BALANCE SHEETS

As of June 30, 2016 and 2015

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	June 30, 2016	June 30, 2015
	Audited	Audited
ASSETS
CURRENT ASSETS
Accounts receivables	$35,045	$24,498
Prepaid expenses	345	-
Prepaid income tax	3,190	2,202
Cash and cash equivalents	223,220	13,800
Total Current Assets	261,800	40,500

NON-CURRENT ASSETS
Plant and equipment, net	16,127	19,916
Intangible assets, net	1,368	-
Total Non-Current Assets	17,495	19,916

TOTAL ASSETS	$279,295	$60,416

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Other payables and accrued liabilities	16,593	54,987
Current portion of obligation under finance lease	2,217	2,023
Amount due to a director	77,749	3,685
Total Current Liabilities	96,559	60,695
NON- CURRENT LIABILITIES
Obligation under finance lease	10,898	13,711
Total Non-Current Liabilities	10,898	13,711

TOTAL LIABILITIES	$107,457	$74,406

STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 par value; 200,000,000 shares authorized; None issued and outstanding
Common Stock, par value $0.0001; 600,000,000 shares authorized, 451,335,000 and 0 shares issued and outstanding respectively	45,134	-
Share Capital	-	26
Additional paid in capital	203,926	-
Other comprehensive income/(loss)	347	186
Accumulated incomes/(losses)	(77,569)	(14,202)
TOTAL STOCKHOLDERS’ EQUITY	$171,838	$(13,990)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$279,295	$60,416

See accompanying notes to consolidated financial statements.

- F3 -

HWH INTERNATIONAL CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

For the years ended June 30, 2016 and 2015

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	June 30, 2016	June 30, 2015
	Audited	Audited
REVENUE	$27,585	$44,437

COST OF REVENUE	(13,993)	(25,664)

GROSS PROFIT	13,592	18,773

OTHER INCOME	820	805

GENERAL AND ADMINISTRATIVE EXPENSES	(77,159)	(20,891)

INCOME/(LOSS) FROM OPERATIONS	(62,747)	(1,313)

INTEREST EXPENSE	(620)	(1,423)

INCOME/(LOSS) BEFORE INCOME TAX	(63,367)	(2,736)

INCOME TAX PROVISION	-	458

NET INCOME/(LOSS)	$(63,367)	$(2,278)

Other comprehensive income/(loss):
- Foreign currency translation adjustment	161	186

Comprehensive income/(loss)	(63,206)	(2,092)

Net income/(loss) per share- Basic and diluted	(0.00)	(0.00)

Weighted average number of common shares outstanding – Basic and diluted	165,689,277	-

See accompanying notes to consolidated financial statements.

- F4 -

HWH INTERNATIONAL CORP.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

For the years ended June 30, 2016 and 2015

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	COMMON STOCK		ADDITIONAL PAID-IN CAPITAL	ACCUMULATED COMPREHENSIVE INCOME/(LOSS)	ACCUMULATED SURPLUS/ (DEFICIT)	TOTAL EQUITY
	Number of Shares	Amount
Balance, July 1, 2014	100	$26	$-	$-	$(11,924)	$(11,898)
Net loss	-	-	-	-	(2,278)	(2,278)
Foreign currency translation adjustment	-	-	-	186	-	186
Balance, June 30, 2015	100	26	-	186	(14,202)	(13,990)
Elimination	(100)	(26)	-	-	-	(26)
Issuance of share capital - founder's shares	100,000	10	-	-	-	10
Issuance of share capital - additional founders' shares	354,500,000	35,450	-	-	-	35,450
Shares issued in private placement completed on April 6, 2016 at $0.001 per share	93,600,000	9,360	84,240	-	-	93,600
Shares issued in private placement completed on May 9, 2016 at $0.01 per share	2,150,000	215	21,285	-	-	21,500
Shares issued in private placement completed on May 17, 2015 at $0.1 per share	985,000	99	98,401	-	-	98,500
Net loss	-	-	-	-	(63,367)	(63,367)
Foreign currency translation adjustment	-	-	-	161	-	161
Balance, June 30, 2016	451,335,000	$45,134	$203,926	$347	$(77,569)	$171,838

See accompanying notes to consolidated financial statements.

- F5 -

HWH INTERNATIONAL CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the years ended June 30, 2016 and 2015

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	June 30, 2016	June 30, 2015
	Audited	Audited
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(63,367)	$(2,736)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,171	3,270
Interest expense	620	1,423
Changes in operating assets and liabilities:
Accounts receivable	(10,547)	19,961
Prepaid expenses	(345)	-
Other payables and accrued liabilities	(38,394)	(12,545)
Cash (used in)/generated from operating activities	(108,862)	9,373
Taxation paid	(988)	(1,163)
Net cash (used in)/generated from operating activities	(109,850)	8,210

CASH FLOWS FROM INVESTING ACTIVITIES:
Trademark	(1,520)	-
Purchases of plant and equipment	-	(73)
Net cash used in investing activities	(1,520)	(73)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of share capital	45,108	-
Additional paid in capital	203,926	-
Advances from / (repayment to) directors	74,064	(1,386)
Interest paid	(620)	(1,423)
Payments on finance lease	(2,619)	(4,461)
Net cash provided by / (used in) financing activities	319,859	(7,270)

Effect of exchange rate changes on cash and cash equivalent	931	5,845

Net increase in cash and cash equivalents	209,420	6,712
Cash and cash equivalents, beginning of period	13,800	7,088
CASH AND CASH EQUIVALENTS, END OF PERIOD	$223,220	$13,800
SUPPLEMENTAL CASH FLOWS INFORMATION
Income taxes paid	$(988)	$(1,163)
Interest paid	$(620)	$(1,423)

See accompanying notes to consolidated financial statements.

- F6 -

HWH INTERNATIONAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2016 AND 2015

(Currency expressed in United States Dollars (“US$”), except for number of shares)

1.	DESCRIPTION OF BUSINESS AND ORGANIZATION

HWH International Corp. is organized as a Nevada limited liability company, incorporated on November 20, 2015. For purposes of financial statement presentation, HWH International Corp. and its subsidiaries are herein referred to as “the Company” or “we”. The purpose of the Company and its subsidiaries is to engage in the business of digital marketing and hospitality software services through wholly owned subsidiaries.

We have historically conducted our business through Resilient Digital Sdn Bhd, a private limited liability company, incorporated in Malaysia. HWH Limited, incorporated in Anguilla, is an investment holding company with 100% equity interest in HWH Investment Limited, a company incorporated in Hong Kong, which subsequent hold 100% equity interest in Resilient Digital Sdn Bhd. On March 2, 2016, HWH International Corp. was organized to be the holding company parent to, and succeed to the operations of, HWH Limited. The former unit holder of HWH Limited became the unit holder of HWH International Corp. and HWH Limited became a wholly-owned subsidiary of HWH International Corp. This transaction was accounted for as a transaction among entities under common control and the assets, liabilities, revenues and expenses of HWH Limited were carried over to and combined with HWH International Corp. at historical cost, and as if the transfer occurred at the beginning of the period. Prior periods have been retrospectively adjusted to furnish comparative information.

The Company, through its subsidiaries, engages in the business of digital marketing and hospitality software services.

Details of the Company’s subsidiaries:

	Company name	Place and date of incorporation	Particulars of issued capital	Principal activities

1.	HWH Limited	Anguilla, November 20, 2015	1 share of ordinary share of US$1 each	Investment holding
2.	HWH Investment Limited	Hong Kong, November 20, 2015	1 share of ordinary share of HK$1 each	Investment holding
3.	Resilient Digital Sdn Bhd	Malaysia, September 15, 2009	100 shares of ordinary share of RM 1 each	Digital Marketing and Hospitality software services

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

The Company has adopted its fiscal year-end to be June 30.

- F7 -

HWH INTERNATIONAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2016 AND 2015

(Currency expressed in United States Dollars (“US$”), except for number of shares)

Basis of consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries. All inter-company accounts and transactions have been eliminated upon consolidation.

Use of estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with US GAAP. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities in the balance sheets, and the reported revenue and expenses during the periods reported. Actual results may differ from these estimates.

Revenue recognition

In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 605, “Revenue Recognition” , the Company recognizes revenue from sales of goods when the following four revenue criteria are met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) selling price is fixed or determinable; and (4) collectability is reasonably assured.

Revenue is measured at the fair value of the consideration received or receivable, net of discounts and taxes applicable to the revenue.

The Company derives its revenue from provision of digital marketing and hospitality software based upon the customer’s specifications. The services are billed either on a fixed-fee basis or on a time-and-material basis. Generally, the Company recognizes revenue when services are performed and accepted by the customers.

Cost of revenue

Cost of revenue includes the acquired cost of website hosting and related services.

Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

Plant and equipment

Plant and equipment are stated at cost less accumulated depreciation and impairment. Depreciation of plant, and equipment are calculated on the straight-line method over their estimated useful lives or lease terms generally as follows:

Classification	Estimated useful lives
Furniture and Fittings	10 years
Office equipment	10 years
Motor vehicle	10 years
Computer	10 years

Expenditures for maintenance and repairs are expensed as incurred.

- F8 -

HWH INTERNATIONAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2016 AND 2015

(Currency expressed in United States Dollars (“US$”), except for number of shares)

Finance leases

Leases that transfer substantially all the rewards and risks of ownership to the lessee, other than legal title, are accounted for as finance leases. Substantially all of the risks or benefits of ownership are deemed to have been transferred if any one of the four criteria is met: (i) transfer of ownership to the lessee at the end of the lease term, (ii) the lease containing a bargain purchase option, (iii) the lease term exceeding 75% of the estimated economic life of the leased asset, (iv) the present value of the minimum lease payments exceeding 90% of the fair value. At the inception of a finance lease, the Company as the lessee records an asset and an obligation at an amount equal to the present value of the minimum lease payments. The leased asset is amortized over the shorter of the lease term or its estimated useful life if title does not transfer to the Company, while the leased asset is depreciated in accordance with the Company’s depreciation policy if the title is to eventually transfer to the Company. The periodic rent payments made during the lease term are allocated between a reduction in the obligation and interest element using the effective interest method in accordance with the provisions of ASC Topic 835-30, “Imputation of Interest”.

Intangible Assets

Intangible assets are stated at cost less accumulated amortization. Intangible assets represented the registration costs of trademarks in China, which are amortized on a straight-line basis over a useful life of ten year.

The Company follows ASC Topic 350 in accounting for intangible assets, which requires impairment losses to be recorded when indicators of impairment are present and the undiscounted cash flows estimated to be generated by the assets are less than the assets’ carrying amounts. There was no impairment losses recorded on intangible assets for the year ended June 30, 2016.

Income taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC Topic 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the periods in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

The Company conducts major businesses in Malaysia and is subject to tax in this jurisdiction. As a result of its business activities, the Company will file tax returns that are subject to examination by the foreign tax authority.

Prepaid income tax is a prepayment of corporate income tax paid by the Malaysia subsidiary company, Resilient Digital Sdn Bhd, as a compliance to Malaysia tax requirements

- F9 -

HWH INTERNATIONAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2016 AND 2015

(Currency expressed in United States Dollars (“US$”), except for number of shares)

Net income/(loss) per share

The Company calculates net income/(loss) per share in accordance with ASC Topic 260, “Earnings per Share.” Basic income/(loss) per share is computed by dividing the net income/(loss) by the weighted-average number of common shares outstanding during the period. Diluted income per share is computed similar to basic income/(loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common stock equivalents had been issued and if the additional common shares were dilutive.

Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statements of operations and comprehensive income.

The reporting currency of the Company is United States Dollars (“US$”) and the accompanying financial statements have been expressed in US$. In addition, the Company’s subsidiary in Malaysia maintains its books and record in its local currency, Ringgits Malaysia (“RM”), which is functional currency as being the primary currency of the economic environment in which the entity operates.

In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income within the statements of stockholders’ equity.

Translation of amounts from RM into US$1 has been made at the following exchange rates for the respective periods:

	As of and for the year ended	As of and for the year ended
	June 30, 2016	June 30, 2015

Period-end RM : US$1 exchange rate	4.0225	3.7855
Period-average RM : US$1 exchange rate	4.1392	3.4769

Fair value of financial instruments:

The carrying value of the Company's financial instruments: cash and cash equivalents, and accounts payable and approximate at their fair values because of the short-term nature of these financial instruments..

The Company also follows the guidance of the ASC Topic 820-10, “Fair Value Measurements and Disclosures” ("ASC 820-10"), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

- F10 -

HWH INTERNATIONAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2016 AND 2015

(Currency expressed in United States Dollars (“US$”), except for number of shares)

Level 1: Observable inputs such as quoted prices in active markets;

Level 2: Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3: Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

Segment reporting

ASC Topic 280, “Segment Reporting” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about geographical areas, business segments and major customers in financial statements. For the years ended June 30, 2016 and 2015, the Company operates in one reportable operating segment in Malaysia.

Recent accounting pronouncements

FASB issues various Accounting Standards Updates relating to the treatment and recording of certain accounting transactions.  On June 10, 2014, the Financial Accounting Standards Board issued Accounting Standards Update (ASU) No. 2014-10, Development Stage Entities (Topic 915) - Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation, which eliminates the concept of a development stage entity (DSE) entirely from current accounting guidance.  The Company has elected adoption of this standard, which eliminates the designation of DSEs and the requirement to disclose results of operations and cash flows since inception.

In May 2014, the FASB issued Accounting Standards Update No. 2014-09, "Revenue from Contracts with Customers" (“ASU 2014-09”). ASU 2014-09 supersedes the revenue recognition requirements in “Revenue Recognition (Topic 605)”, and requires entities to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. ASU 2014-09 is effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. Early adoption is not permitted. In August 2015, the FASB issued an Accounting Standards Update to defer by one year the effective dates of its new revenue recognition standard until annual reporting periods beginning after December 15, 2017 (2018 for calendar-year public entities) and interim periods therein. Management is currently assessing the impact of the adoption of ASU 2014-09 and has not determined the effect of the standard on our ongoing financial reporting.

In February 2016, the Financial Accounting Standards Board (the "FASB") issued Accounting Standards Update ("ASU") No. 2016-02, Leases (Topic 842) . Under the new guidance, lessees will be required recognize the following for all leases (with the exception of short-term leases) at the commencement date: 1) A lease liability, which is a lessee's obligation to make lease payments arising from a lease, measured on a discounted basis; and 2) A right-of-use asset, which is an asset that represents the lessee's right to use, or control the use of, a specified asset for the lease term. The new lease guidance simplified the accounting for sale and leaseback transactions primarily because lessees must recognize lease assets and lease liabilities. Lessees will no longer be provided with a source of off-balance sheet financing. The amendments in this ASU are effective for fiscal years beginning after December 15, 2019, including interim periods within those years. The Company is evaluating this ASU and has not determined the effect of this standard on its ongoing financial reporting.

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and do not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

- F11 -

HWH INTERNATIONAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2016 AND 2015

(Currency expressed in United States Dollars (“US$”), except for number of shares)

3.	PLANT AND EQUIPMENT

Plant and equipment as of June 30, 2016 and June 30, 2015 are summarized below:

	2016	2015
Furniture and Fittings	$683	$726
Office equipment	2,114	2,247
Motor vehicle	21,582	22,933
Computer	1,778	1,889
Total plant and equipment	26,157	27,795
Accumulated depreciation	$(10,030)	$(7,879)
Plant and equipment, net	$16,127	$19,916

Depreciation expense for the years ended June 30, 2016 and June 30, 2015 were $3,019 and $3,270, respectively.

As of June 30, 2016 and 2015, the Company has one motor vehicle under finance lease with a carrying value of $13,488 and $16,627 respectively.

4.	INTANGIBLE ASSETS

Intangible assets as of June 30, 2016 and June 30, 2015 are summarized as below:

	2016	2015
Trademark	$1,520	$--
Amortization	(152)	-
Intangible assets, net	$1,368	$-

Amortization for the years ended June 30, 2016 was $152.

- F12 -

HWH INTERNATIONAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2016 AND 2015

(Currency expressed in United States Dollars (“US$”), except for number of shares)

5.	PREPAID EXPENSES

Prepaid expenses consisted of the following at June 30, 2016 and June 30, 2015:

	2016	2015
Prepaid expenses	$ 345	$ -
Total prepaid expenses	$ 345	$ -

6.	OTHER PAYABLES AND ACCRUED LIABILITIES

Other payables and accrued liabilities consisted of the following at June 30, 2016 and June 30, 2015:

	2016	2015
Other payables	$6,915	$46,348
Accrued accounting	-	7,582
Accrued audit fees	9.000	-
Accrued other expenses	678	1,057
Total payables and accrued liabilities	$16,593	$54,987

7.	AMOUNT DUE TO A DIRECTOR

As of June 30, 2016 and June 30, 2015, a director of the Company advanced $77,749 and $3,685, respectively to the Company, which is unsecured, interest-free with no fixed repayment term, for working capital purpose. Imputed interest is considered insignificant.

8.	OBLIGATION UNDER FINANCE LEASE

The Company purchased a motor vehicle under a finance lease agreement with the effective interest rate of 2.46% per annum, due through February, 2022, with principal and interest payable monthly. The obligation under the finance lease is as follows:

	2016	2015
Finance lease	$14,815	$18,218
Less: interest expense	(1,700)	(2,484)
Net present value of finance lease	$13,115	$15,734

Current Portion	2,217	2,023
Non-current portion	10,898	13,711
Total	$13,115	$15,734

As of June 30, 2016, the maturities of the finance lease for each of the years are as follows:

2017	2,217
2018	2,107
2019	2,208
2020	2,309
2021	2,411
2022	1,863
Total	$ 13,115

- F13 -

HWH INTERNATIONAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2016 AND 2015

(Currency expressed in United States Dollars (“US$”), except for number of shares)

9.	INCOME TAXES

For the years ended June 30, 2016 and June 30, 2015, the local (United States) and foreign components of income/(loss) before income taxes were comprised of the following:

	For the year ended	For the year ended
	June 30, 2016	June 30, 2015
Tax jurisdictions from:
- Local	$(40,242)	$-
- Foreign, representing
Anguilla	-	-
Hong Kong	(152)	-
Malaysia	(22,973)	(2,278)

Loss before income tax	$(63,367)	$(2,278)

The provision for income taxes consisted of the following:

	For the year ended	For the year ended
	June 30, 2016	June 30, 2015
Current:
- Local	$-	$-
- Foreign, representing Malaysia	-	-
Deferred:
- Local	-	-
- Foreign, representing Malaysia	-	458

Loss before income tax	$-	$458

The effective tax rate in the periods presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rates. The Company has subsidiaries that operate in various countries: United States, Seychelles, Hong Kong and Malaysia that are subject to taxes in the jurisdictions in which they operate, as follows:

United States of America

The Company is registered in the State of Nevada and is subject to the tax laws of the United States of America.

Anguilla

Under the current laws of the Anguilla, HWH Limited is registered as an international business company which governs by the International Business Companies Act of Anguilla and there is no income tax charged in Anguilla

Hong Kong

HWH Investment Limited is subjected to Hong Kong Profits Tax, which is charged at the statutory income rate of 16.5% on its assessable income.

- F14 -

HWH INTERNATIONAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2016 AND 2015

(Currency expressed in United States Dollars (“US$”), except for number of shares)

Malaysia

Resilient Digital Sdn Bhd is subject to Malaysia Corporate Tax, which is charged at the statutory income rate range from 19% to 24% on its assessable income.

10.	CONCENTRATIONS OF RISK

The Company is exposed to the following concentrations of risk:

(a)	Major customers

For the years ended June 30, 2016 and June 30, 2015, the customers who accounted for 10% or more of the Company’s sales and its outstanding receivables balance at period-end are presented as follows:

	2016	2015	2016	2015	2016	2015
	Revenue		Percentage of Revenue		Accounts receivable, trade

Customer A	$14,496	17,469	53%	39%	$13,052	-
Customer B	6,344	24,034	23%	54%	-	2,076
Customer C	5,122	-	19%	-	-	-
	$25,962	41,503	95%	93%	$13,052	2,076

(b)	Major vendors

For the years ended June 30, 2016 and June 30, 2015, the vendors who accounted for 10% or more of the Company’s purchases and its outstanding payable balance at period-end are presented as follows:

	2016	2015	2016	2015	2016	2015
	Purchase		Percentage of purchases		Accounts payable, trade

Vendor A	$3,773	4,666	27%	18%	$-	-
Vendor B	-	2,733	-	11%	-	-
Vendor C	1,880	-	13%	-	-	-
Vendor D	1,522	-	11%	-	-	-
	$7,175	7,399	51%	29%	$-	-

Vendors are located in Malaysia.

(c)	Exchange rate risk

The Company cannot guarantee that the current exchange rate will remain stable, therefore there is a possibility that the Company could post the same amount of profit for two comparable periods and because of the fluctuating exchange rate actually post higher or lower profit depending on exchange rate of RM converted to US$ on that date. The exchange rate could fluctuate depending on changes in political and economic environments without notice.

- F15 -

HWH INTERNATIONAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2016 AND 2015

(Currency expressed in United States Dollars (“US$”), except for number of shares)

11.	SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the balance sheet date through October 6, 2016, the date the in accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after June 30, 2016 up through the date the Company issued the audited consolidated financial statements. During the period, there was no subsequent event that required recognition or disclosure.

- F16 -

HWH International Corp.

FINANCIAL STATEMENTS

INDEX TO FINANCIAL STATEMENTS

Page
Condensed Consolidated Financial Statements

Condensed Consolidated Balance Sheets as of September 30, 2016 and June 30, 2016 (Audited)	F18
Condensed Consolidated Statements of Operations and Comprehensive Income for the Three months ended September 30, 2016 and 2015 (Unaudited)	F19
Condensed Consolidated Statements of Cash Flows for the Three Months ended September 30, 2016 and 2015 (Unaudited)	F20
Notes to the Condensed Consolidated Financial Statements for Three Months Ended September 30, 2016 (Unaudited)	F21-F29

- F17 -

HWH INTERNATIONAL CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

As of September 30 and June 30 2016

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	September 30, 2016	June 30, 2016
	Unaudited	Audited
ASSETS
CURRENT ASSETS
Accounts receivables	$37,648	$35,045
Prepaid expenses	141	345
Prepaid income tax	3,375	3,190
Cash and cash equivalents	225,091	223,220
Total Current Assets	266,255	261,800

NON-CURRENT ASSETS
Plant and equipment, net	15,366	16,127
Intangible assets, net	1,330	1,368
Total Non-Current Assets	16,696	17,495

TOTAL ASSETS	$282,951	$279,295

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Other payables and accrued liabilities	16,213	16,593
Current portion of obligation under finance lease	1,438	2,217
Amount due to a director	83,753	77,749
Total Current Liabilities	101,404	96,559
NON- CURRENT LIABILITIES
Obligation under finance lease	10,898	10,898
Total Non-Current Liabilities	10,898	10,898

TOTAL LIABILITIES	$112,302	$107,457

STOCKHOLDERS’ EQUITY
Preferred stock, $0.0001 par value; 200,000,000 shares authorized; None issued and outstanding
Common Stock, par value $0.0001; 600,000,000 shares authorized, 451,335,000 and 0 shares issued and outstanding respectively	45,134	45,134
Additional paid in capital	203,926	203,926
Other comprehensive income/(loss)	(56)	347
Accumulated incomes/(losses)	(78,339)	(77,569)
TOTAL STOCKHOLDERS’ EQUITY	$170,649	$171,838

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$282,951	$279,295

See accompanying notes to consolidated financial statements.

-F18-

HWH INTERNATIONAL CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

For the three months ended September 30, 2016 and 2015

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

	Three months ended September 30, 2016	Three months ended September 30, 2015

REVENUE	$3,499	$17,964

COST OF REVENUE	(2,551)	(7,017)

GROSS PROFIT	948	10,947

OTHER INCOME	231	488

GENERAL AND ADMINISTRATIVE EXPENSES	(2,786)	(4,427)

INCOME/(LOSS) FROM OPERATIONS	(1,607)	7,009

INTEREST EXPENSE	(236)	(94)

INCOME/(LOSS) BEFORE INCOME TAX	(1,843)	6,915

INCOME TAX PROVISION	-	-

NET INCOME/(LOSS)	$(1,843)	$6,915

Other comprehensive income/(loss):
- Foreign currency translation adjustment	71	-

Comprehensive income/(loss)	(1,772)	6,915

Net income/(loss) per share- Basic and diluted	(0.00)	(0.00)

Weighted average number of common shares outstanding – Basic and diluted	451,335,000	-

See accompanying notes to consolidated financial statements.

- F19 -

HWH INTERNATIONAL CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the three months ended September 30, 2016 and 2015

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

	Three months ended September 30, 2016	Three months ended September 30, 2015
CASH FLOWS FROM OPERATING ACTIVITIES:
(Net loss)/Net income	$(1,843)	$6,915
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	799	2,361
Interest expense	236	94
Changes in operating assets and liabilities:
Accounts receivable	(2,603)	(12,032)
Prepaid expenses	204	359
Other payables and accrued liabilities	(380)	3,156
Cash (used in)/generated from operating activities	(3,587)	853
Taxation paid	(185)	1,211
Net cash (used in)/generated from operating activities	(3,772)	2,064

CASH FLOWS FROM INVESTING ACTIVITIES:
-	-	-
Net cash used in investing activities	-	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of share capital	-	-
Additional paid in capital	-	-
Advances from / (repayment to) directors	6,004	(102)
Interest paid	(236)	(94)
Payments on finance lease	(779)	(313)
Net cash provided by / (used in) financing activities	4,989	(509)

Effect of exchange rate changes on cash and cash equivalent	654	(5,930)

Net increase in cash and cash equivalents	1,871	(4,375)
Cash and cash equivalents, beginning of period	223,220	11,723
CASH AND CASH EQUIVALENTS, END OF PERIOD	$225,091	$7,348
SUPPLEMENTAL CASH FLOWS INFORMATION
Income taxes paid	$(185)	$1,211
Interest paid	$(236)	$(94)

See accompanying notes to consolidated financial statements.

- F20 -

1.	BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements have been prepared by management in accordance with both accounting principles generally accepted in the United States (“GAAP”), and the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Certain information and note disclosures normally included in audited financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to those rules and regulations, although the Company believes that the disclosures made are adequate to make the information not misleading.

In the opinion of management, the consolidated balance sheet as of June 30, 2016 which has been derived from audited financial statements and these unaudited condensed consolidated financial statements reflect all normal and recurring adjustments considered necessary to state fairly the results for the periods presented. The results for the year ended June 30, 2016 are not necessarily indicative of the results to be expected for the entire fiscal year ending June 30, 2017 or for any future period.

These unaudited condensed consolidated financial statements and notes thereto should be read in conjunction with the Management’s Discussion and the audited financial statements and notes thereto included in the Amendment No. 1 to Form S-1 for the period from June 30, 2016 to September 30, 2016.

2.	DESCRIPTION OF BUSINESS AND ORGANIZATION

HWH International Corp. is organized as a Nevada limited liability company, incorporated on November 20, 2015. For purposes of financial statement presentation, HWH International Corp. and its subsidiaries are herein referred to as “the Company” or “we”. The purpose of the Company and its subsidiaries is to engage in the business of digital marketing and hospitality software services through wholly owned subsidiaries.

We have historically conducted our business through Resilient Digital Sdn Bhd, a private limited liability company, incorporated in Malaysia. HWH Limited, incorporated in Anguilla, is an investment holding company with 100% equity interest in HWH Investment Limited, a company incorporated in Hong Kong, which subsequent hold 100% equity interest in Resilient Digital Sdn Bhd. On March 2, 2016, HWH International Corp. was organized to be the holding company parent to, and succeed to the operations of, HWH Limited. The former unit holder of HWH Limited became the unit holder of HWH International Corp. and HWH Limited became a wholly-owned subsidiary of HWH International Corp. This transaction was accounted for as a transaction among entities under common control and the assets, liabilities, revenues and expenses of HWH Limited were carried over to and combined with HWH International Corp. at historical cost, and as if the transfer occurred at the beginning of the period. Prior periods have been retrospectively adjusted to furnish comparative information.

The Company, through its subsidiaries, mainly provide digital marketing and hospitality software services.

Details of the Company’s subsidiaries:

	Company name	Place and date of incorporation	Particulars of issued capital	Principal activities

1.	HWH Limited	Anguilla, November 20, 2015	1 share of ordinary share of US$1 each	Investment holding

2.	HWH Investment Limited	Hong Kong, November 20, 2015	1 share of ordinary share of HK$1 each	Investment holding
3.	Resilient Digital Sdn Bhd	Malaysia, September 15, 2009	100 shares of ordinary share of RM 1 each	Digital Marketing and Hospitality software services

- F21 -

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

The Company has adopted its fiscal year-end to be June 30.

Basis of consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries. All inter-company accounts and transactions have been eliminated upon consolidation.

Use of estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with US GAAP. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities in the balance sheets, and the reported revenue and expenses during the periods reported. Actual results may differ from these estimates.

Revenue recognition

In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 605, “Revenue Recognition” , t he Company recognizes revenue from sales of goods when the following four revenue criteria are met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) selling price is fixed or determinable; and (4) collectability is reasonably assured.

Revenue is measured at the fair value of the consideration received or receivable, net of discounts and taxes applicable to the revenue.

The Company derives its revenue from provision of digital marketing and hospitality software services based upon the customer’s specifications. The services are billed either on a fixed-fee basis or on a time-and-material basis. Generally, the Company recognizes revenue when services are performed and accepted by the customers.

Cost of revenue

Cost of revenue includes the acquired cost of website hosting and related services.

Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

- F22 -

Plant and equipment

Plant and equipment are stated at cost less accumulated depreciation and impairment. Depreciation of plant and equipment are calculated on the straight-line method over their estimated useful lives or lease terms generally as follows:

Classification	Estimated useful lives
Furniture and Fittings	10 years
Office equipment	10 years
Motor vehicle	10 years
Computer	10 years

Expenditures for maintenance and repairs are expensed as incurred.

Finance leases

Leases that transfer substantially all the rewards and risks of ownership to the lessee, other than legal title, are accounted for as finance leases. Substantially all of the risks or benefits of ownership are deemed to have been transferred if any one of the four criteria is met: (i) transfer of ownership to the lessee at the end of the lease term, (ii) the lease containing a bargain purchase option, (iii) the lease term exceeding 75% of the estimated economic life of the leased asset, (iv) the present value of the minimum lease payments exceeding 90% of the fair value. At the inception of a finance lease, the Company as the lessee records an asset and an obligation at an amount equal to the present value of the minimum lease payments. The leased asset is amortized over the shorter of the lease term or its estimated useful life if title does not transfer to the Company, while the leased asset is depreciated in accordance with the Company’s depreciation policy if the title is to eventually transfer to the Company. The periodic rent payments made during the lease term are allocated between a reduction in the obligation and interest element using the effective interest method in accordance with the provisions of ASC Topic 835-30, “Imputation of Interest”.

Intangible Assets

Intangible assets are stated at cost less accumulated amortization. Intangible assets represented the registration costs of trademarks in China, which are amortized on a straight-line basis over a useful life of ten year.

The Company follows ASC Topic 350 in accounting for intangible assets, which requires impairment losses to be recorded when indicators of impairment are present and the undiscounted cash flows estimated to be generated by the assets are less than the assets’ carrying amounts. There was no impairment losses recorded on intangible assets for the 3 months ended September 30, 2016.

Income taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC Topic 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the periods in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

- F23 -

The Company conducts major businesses in Malaysia and is subject to tax in this jurisdiction. As a result of its business activities, the Company will file tax returns that are subject to examination by the foreign tax authority.

Prepaid Income tax is a prepayment of corporate income tax paid by the Malaysia subsidiary company, Resilient Digital Sdn Bhd, as a compliance to Malaysia tax requirements

Net income/(loss) per share

The Company calculates net income/(loss) per share in accordance with ASC Topic 260, “Earnings per Share.” Basic income/(loss) per share is computed by dividing the net income/(loss) by the weighted-average number of common shares outstanding during the period. Diluted income per share is computed similar to basic income/(loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common stock equivalents had been issued and if the additional common shares were dilutive.

Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statements of operations and comprehensive income.

The reporting currency of the Company is United States Dollars (“US$”) and the accompanying financial statements have been expressed in US$. In addition, the Company’s subsidiary in Malaysia maintains its books and record in its local currency, Ringgits Malaysia (“RM”), which is functional currency as being the primary currency of the economic environment in which the entity operates.

In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income within the statements of stockholders’ equity.

Translation of amounts from RM into US$1 has been made at the following exchange rates for the respective periods:

	As of and for the three months ended	As of and for the three months ended
	September 30, 2016	September 30, 2015

Period-end RM : US$1 exchange rate	4.1163	4.4564
Period-average RM : US$1 exchange rate	4.2863	3.866

Fair value of financial instruments:

The carrying value of the Company's financial instruments: cash and cash equivalents, and accounts payable and approximate at their fair values because of the short-term nature of these financial instruments..

The Company also follows the guidance of the ASC Topic 820-10, “Fair Value Measurements and Disclosures” ("ASC 820-10"), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

- F24 -

Level 1: Observable inputs such as quoted prices in active markets;

Level 2: Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3: Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

Segment reporting

ASC Topic 280, “Segment Reporting” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about geographical areas, business segments and major customers in financial statements. For the 3 months ended September 30, 2016 and 2015, the Company operates in one reportable operating segment in Malaysia.

Recent accounting pronouncements

FASB issues various Accounting Standards Updates relating to the treatment and recording of certain accounting transactions.  On June 10, 2014, the Financial Accounting Standards Board issued Accounting Standards Update (ASU) No. 2014-10, Development Stage Entities (Topic 915) - Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation, which eliminates the concept of a development stage entity (DSE) entirely from current accounting guidance.  The Company has elected adoption of this standard, which eliminates the designation of DSEs and the requirement to disclose results of operations and cash flows since inception.

In May 2014, the FASB issued Accounting Standards Update No. 2014-09, "Revenue from Contracts with Customers" (“ASU 2014-09”). ASU 2014-09 supersedes the revenue recognition requirements in “Revenue Recognition (Topic 605)”, and requires entities to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. ASU 2014-09 is effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. Early adoption is not permitted. In August 2015, the FASB issued an Accounting Standards Update to defer by one year the effective dates of its new revenue recognition standard until annual reporting periods beginning after December 15, 2017 (2018 for calendar-year public entities) and interim periods therein. Management is currently assessing the impact of the adoption of ASU 2014-09 and has not determined the effect of the standard on our ongoing financial reporting.

- F25 -

In February 2016, the Financial Accounting Standards Board (the "FASB") issued Accounting Standards Update ("ASU") No. 2016-02, Leases (Topic 842) . Under the new guidance, lessees will be required recognize the following for all leases (with the exception of short-term leases) at the commencement date: 1) A lease liability, which is a lessee's obligation to make lease payments arising from a lease, measured on a discounted basis; and 2) A right-of-use asset, which is an asset that represents the lessee's right to use, or control the use of, a specified asset for the lease term. The new lease guidance simplified the accounting for sale and leaseback transactions primarily because lessees must recognize lease assets and lease liabilities. Lessees will no longer be provided with a source of off-balance sheet financing. The amendments in this ASU are effective for fiscal years beginning after December 15, 2019, including interim periods within those years. The Company is evaluating this ASU and has not determined the effect of this standard on its ongoing financial reporting.

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and do not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

4.	PLANT AND EQUIPMENT
	September 30	June 30
	2016	2016
Furniture and Fittings	$683	$683
Office equipment	2,114	2,114
Motor vehicle	21,582	21,582
Computer	1,778	1,778
Total plant and equipment	26,157	26,157
Accumulated depreciation	$(10,791)	$(10,030)
Plant and equipment, net	$15,366	$16,127

Depreciation expense for the 3 months ended September 30, 2016 and September 30, 2015 were $394 and $590 respectively.

5.	INTANGIBLE ASSETS
	September 30	June 30
	2016	2016
Trademark	$1,520	$1,520
Amortization	(190)	(152)
Intangible assets, net	$1,330	$1,368

Amortization for the 3 months ended September 30, 2016 was $38.

- F26 -

6.	PREPAID EXPENSES

	September 30	June 30
	2016	2016
Prepaid expenses	$ 141	$ 345
Total prepaid expenses	$ 141	$ 345

7.	OTHER PAYABLES AND ACCRUED LIABILITIES

	September 30	June 30
	2016	2016
Other payables	$7,213	$16,593
Accrued audit fees	9,000	-
Total payables and accrued liabilities	$16,213	$16,593

8.	AMOUNT DUE TO A DIRECTOR

As of September 30, 2016 and June 30, 2016, a director of the Company advanced $83,753 and $77,749, respectively to the Company, which is unsecured, interest-free with no fixed repayment term, for working capital purpose. Imputed interest is considered insignificant.

9.	OBLIGATION UNDER FINANCE LEASE

The Company purchased a motor vehicle under a finance lease agreement with the effective interest rate of 2.46% per annum, due through February, 2022, with principal and interest payable monthly. The obligation under the finance lease is as follows:

	September 30	June 30
	2016	2016
Finance lease	$13,857	$14,815
Less: interest expense	(1,521)	(1,700)
Net present value of finance lease	$12,336	$ 13,115

Current Portion	1,438	2,217
Non-Current Portion	10,898	10,898
Total	$12,336	$13,115

As of September 30, 2016, the maturities of the finance lease for each of the years are as follows:

2017	1,438
2018	2,107
2019	2,208
2020	2,309
2021	2,411
2022	1,863
Total	$ 12,336

- F27 -

10.	INCOME TAXES

For the three months ended September 30, 2016 and September 30, 2015, the local (United States) and foreign components of (loss)/income before income taxes were comprised of the following:

	For the 3 months ended	For the 3 months ended
	September 30, 2016	September 30, 2015
Tax jurisdictions from:
- Local	$(77)	$-
- Foreign, representing
Anguilla	-	-
Hong Kong	(38)	-
Malaysia	(1,728)	6,915

(Loss)/Income before income tax	$(1,843)	$6,915

The provision for income taxes consisted of the following:

	For the 3 months ended	For the 3 months ended
	September 30, 2016	September 30, 2015
Current:
- Local	$-	$-
- Foreign, representing Malaysia	-	-
Deferred:
- Local	-	-
- Foreign, representing Malaysia	-	-

Income tax provision	$-	$-

The effective tax rate in the periods presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rates. The Company has subsidiaries that operate in various countries: United States, Seychelles, Hong Kong and Malaysia that are subject to taxes in the jurisdictions in which they operate, as follows:

United States of America

The Company is registered in the State of Nevada and is subject to the tax laws of the United States of America.

Anguilla

Under the current laws of the Anguilla, HWH Limited is registered as an international business company which governs by the International Business Companies Act of Anguilla and there is no income tax charged in Anguilla

Hong Kong

HWH Investment Limited is subjected to Hong Kong Profits Tax, which is charged at the statutory income rate of 16.5% on its assessable income.

- F28 -

Malaysia

Resilient Digital Sdn Bhd is subject to Malaysia Corporate Tax, which is charged at the statutory income rate range from 19% to 24% on its assessable income.

11.	CONCENTRATIONS OF RISK

The Company is exposed to the following concentrations of risk:

(a)	Major customers

For the 3 months ended September 30, 2016 and September 30, 2015, the customers who accounted for 10% or more of the Company’s sales and its outstanding receivables balance at period-end are presented as follows:

	2016	2015	2016	2015	2016	2015
	Revenue		Percentage of Revenue		Accounts receivable, trade

Customer A	$3,500	4,579	100%	25%	$37,648	1,683
Customer B	-	13,385	-	75%	-	5,538
	$3,500	17,964	100%	100%	$37,648	7,221

(b)	Major vendors

For the years ended September 30, 2016 and September 30, 2015, the vendors who accounted for 10% or more of the Company’s purchases and its outstanding payable balance at period-end are presented as follows:

	2016	2015	2016	2015	2016	2015
	Purchase		Percentage of purchases		Accounts payable, trade

Vendor A	$-	1,938	-	28%	$-	-
Vendor B	1,623	-	64%	-	-	-
	$1,623	1,938	64%	28%	$-	-

Vendors are located in Malaysia.

(c)	Exchange rate risk

The Company cannot guarantee that the current exchange rate will remain stable, therefore there is a possibility that the Company could post the same amount of profit for two comparable periods and because of the fluctuating exchange rate actually post higher or lower profit depending on exchange rate of RM converted to US$ on that date. The exchange rate could fluctuate depending on changes in political and economic environments without notice.

12.	SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the balance sheet date through December 16, 2016, the date the in accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after September 30, 2016 up through the date the Company issued the unaudited consolidated financial statements. During the period, there was no subsequent event that required recognition or disclosure.

- F29 -

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$399.33
Auditor Fees and Expenses	$9,000.00
Legal Fees	$1,000.00
EDGAR and Related Consulting fees	$20,000.00
Transfer Agent Fees	$5,000.00
TOTAL	$35,399.33

(1) All amounts are estimates, other than the SEC’s registration fee.

INDEMNIFICATION OF DIRECTOR AND OFFICERS

Under our Bylaws of the corporation, every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability, and loss (including attorneys’ fees judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right, which may be enforced in any manner desired by such person. The expenses of Officers and Directors incurred in defending a civil or criminal action, suit, or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the Director or Officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. Such right of indemnification shall not be exclusive of any other right which such Directors, Officers, or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of Stockholders, provision of law, or otherwise, as well as their rights under this Article.

Without limiting the application of the foregoing, the Board of directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person. The indemnification provided in this Article shall continue as to a person who has ceased to be a Director, Officer, Employee, or Agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

On November 20, 2015, the Company issued 100,000 shares of restricted common stock, each with a par value of $0.0001 per share, to Mr. Ho for initial working capital of $10.

On February 2, 2016, the company issued 17,000,000, 259,000,000 and 24,000,000 shares of restricted common stock to Ho Sit Chye, Ho Empire Limited and Dragon Venture International Limited respectively, each with a par value of $0.0001 per share, for additional working capital of $30,000.

On February 16, 2016, the Company issued 50,000,000 and 4,500,000 shares of restricted common stock to HWH Talent Limited and Dragon Venture International Limited respectively, each with a par value of $0.0001 per share, for additional working capital of $5,450.

On April 6, 2016, the Company issued 10,000,000 and 39,000,000 shares of restricted common stock to Ng Chei How and Ong Ann Tin respectively, each at the price of $0.001 per share, for additional working capital of $49,000. Also, on April 6, 2016, the Company issued shares to 7 other shareholders of whom reside in Malaysia. A total of 44,600,000 shares of restricted common stock were sold at a price of $0.001 per share. The total proceeds to the Company amounted to a total of $44,600.

On May 9, 2016, the Company sold shares to 4 shareholders, of whom reside in Malaysia. A total of 2,150,000 shares of restricted common stock were sold at a price of $0.01 per share. The total proceeds to the Company amounted to a total of $21,500.

On May 17, 2016, the Company issued sold shares to 20 shareholders of whom reside in Malaysia. A total of 985,000 shares of restricted common stock were sold at a price of $0.1 per share. The total proceeds to the Company amounted to a total of $98,500.

In regards to all of the above transactions we claim an exemption from registration afforded by Section 4(2) and/or Regulation S of the Securities Act of 1933, as amended ("Regulation S") for the above sales of the stock since the sales of the stock were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

*The disparity in the price of the 985,000 shares of common stock sold on May 17, 2016 at $0.1 per share compared to the 450,350,000 shares we issued at $0.0001 on November 20, 2015, February 2, 2016 and February 16, 2016 at $0.0001, $0.001 on April 6, 2016 and $0.01 on May 9, 2016 is due to the fact that the Company offered shares to individuals who assisted in the development of our business plan at a lower price point. The aforementioned parties offered shares at the discounted price of $0.0001 and $0.001 as well as $0.01 assisted in development of our business plan.

EXHIBITS TO REGISTRATION STATEMENT

Exhibit No.	Description

3.1	Certificate of Incorporation, as filed with the Nevada Secretary of State on November 20, 2015. (1)
3.2	By-laws (1)
5.1	Legal Opinion Letter (1)
23.1	Consent of Independent Registered Public Accounting Firm “Weld Asia Associates” (1)
99.1	Sample Subscription Agreement (1)

____________________

(1)	Filed herewith.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424(b) ;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, at the location of The Company’s executive offices are located at Suite 19, 8th Floor, Wisma Zelan, Jalan Tasik Permaisuri 2, Bandar Tun Razak 56100, Kuala Lumpur, Malaysia.

HWH International Corp.

By: /s/ Ho Sit Chye
Name: Ho Sit Chye
Title: Chief Executive Officer Date: January 6, 2017

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name: Ho Sit Chye  Signature: /s/ Ho Sit Chye Title: Controlling Shareholder Date: January 6, 2017

Name: Ho Sit Chye  Signature: /s/ Ho Sit Chye Title: Chief Executive Officer, Secretary, Treasurer and Director (Principal Executive Officer) Date: January 6, 2017

Name: Mustafa Ali Merchant  Signature: /s/ Mustafa Ali Merchant Title: Chief Financial Officer, (Principal Accounting Officer, Principal Financial Officer) Date: January 6, 2017

Name: Ong Ann Tin Signature: /s/ Ong Ann Tin Title: Chief Operating Officer  Date: January 6, 2017